UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Crown Castle International Corp. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note

The purpose of this revised definitive proxy statement is to correct the day of the week (from Tuesday to Thursday) of the meeting date of the Annual Meeting of Stockholders as shown in the Letter to Stockholders and the Notice of Annual Meeting of Stockholders in the definitive proxy statement of Crown Castle International Corp. filed with the Securities and Exchange Commission on April 9, 2012. Except for such changes described in the immediately preceding sentence, this revised definitive proxy statement is in all other respects identical to the definitive proxy statement filed on April 9, 2012.

April 9, 2012

Dear Stockholder:

It is my pleasure to invite you to attend Crown Castle International Corp.’s 2012 Annual Meeting of Stockholders (“Annual Meeting”). The meeting will be held on Thursday, May 24, 2012 at 9:00 a.m. local time at our corporate office, located at 1220 Augusta Drive, Suite 500, Houston, Texas 77057. The Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) accompanying this letter describe the business to be conducted at the meeting.

The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions.

We have elected to furnish proxy materials and our 2011 Annual Report on Form 10-K (“2011 Form 10-K”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which allows us to reduce costs associated with the Annual Meeting. On or about April 9, 2012, we intend to mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2011 Form 10-K and how to submit proxies online. All other stockholders will receive a copy of the Proxy Statement and 2011 Form 10-K by mail. The Proxy Materials Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and 2011 Form 10-K, if you only received a Proxy Materials Notice by mail.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly submit your proxy in one of the ways outlined in the following Notice of Annual Meeting and Proxy Statement in order to have your shares voted at the Annual Meeting.

I look forward to seeing you on May 24, 2012.

Kind Regards,

J. Landis Martin

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 24, 2012

9:00 a.m.

1220 Augusta Drive, Suite 500

Houston, Texas 77057

April 9, 2012

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. The Annual Meeting will be held at the time and place noted above. At the meeting, stockholders will be asked to consider and vote upon the following matters:

•	the election of four class II directors: Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II and John P. Kelly;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2012;

•	a non-binding, advisory vote regarding the compensation of our named executive officers; and

•	such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 26, 2012 (“Record Date”) will be entitled to vote at the meeting or any adjournment or postponement of the meeting. You may submit your proxy in any of the following ways:

•

if you received a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card; or

•	visit the website shown on your Proxy Materials Notice or the proxy card to submit a proxy via the Internet.

Alternatively, you may vote your shares in person at the Annual Meeting.

Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system.

If you are a stockholder as of the Record Date and plan to attend the Annual Meeting, see “I. Information About Voting—Annual Meeting Admission” in the proxy statement for important requirements relating to attending and voting at the Annual Meeting.

Your vote is important. To be sure your vote counts and to assure a quorum, please submit your proxy in one of the ways outlined above whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Donald J. Reid, Jr.

Corporate Secretary

I.    INFORMATION ABOUT VOTING

Solicitation of Proxies.  The Board of Directors (“Board”) of Crown Castle International Corp. is soliciting proxies for use at our 2012 Annual Meeting of Stockholders (“Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held on May 24, 2012 at 9:00 a.m. Central Time at our principal executive offices located at 1220 Augusta Drive, Suite 500, Houston, Texas 77057. This proxy statement (“Proxy Statement”), the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2011 (“2011 Form 10-K”) are being distributed or made available via the Internet to our stockholders on or about April 9, 2012.

Notice of Internet Availability of Proxy Materials.  The Securities and Exchange Commission (“SEC”) has adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2011 Form 10-K on the Internet, instead of mailing the full set of printed proxy materials, which allows us to reduce costs associated with the Annual Meeting. On or about April 9, 2012, we intend to mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2011 Form 10-K and how to submit a proxy online. If you receive a Proxy Materials Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Proxy Materials Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2011 Form 10-K. The Proxy Materials Notice also instructs you on how you may submit your proxy over the Internet. If you received a Proxy Materials Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Proxy Materials Notice.

Agenda Items.  The agenda for the Annual Meeting is to consider and vote upon the following matters:

•	the election of four class II directors: Cindy Christy, Ari Q. Fitzerald, Robert E. Garrison II and John P. Kelly;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants for fiscal year 2012;

•	a non-binding, advisory vote regarding the compensation of our named executive officers; and

•	such other business as may properly come before the Annual Meeting.

Who can Vote.  You can vote at the Annual Meeting if you are, on the Record Date, a holder of record of our common stock, par value of $0.01 per share (“Common Stock”). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 26, 2012 (“Record Date”). Holders of Common Stock will have one vote for each share of Common Stock owned of record as of the Record Date. As of the close of business on the Record Date, there were 292,929,097 shares of Common Stock outstanding.

A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder of record at our offices at 1220 Augusta Drive, Suite 500, Houston, Texas 77057 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

How to Vote.  You may submit your proxy for your shares in any of the following ways:

•	if you receive a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Proxy Materials Notice on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card; or

•	visit the website shown on your Proxy Materials Notice or the proxy card to submit a proxy via the Internet.

Alternatively, you may vote in person at the Annual Meeting (if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting).

Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system.

Use of Proxies.  All proxies that have been properly submitted—whether by Internet, telephone or mail—and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends the following vote for each of the proposals to be considered and voted upon at the Annual Meeting:

•	FOR the election of the four class II director nominees named in this Proxy Statement (Proposal 1);

•	FOR the ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2012 (Proposal 2); and

•	FOR the non-binding, advisory vote regarding the compensation of our named executive officers (Proposal 3).

If any other matters are properly presented at the Annual Meeting for consideration and if you have submitted a proxy for your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those matters for you. At the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.

Revoking a Proxy.  You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	delivering a timely written notice of revocation to our Corporate Secretary, Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057;

•	submitting a timely, later-dated proxy by Internet, telephone or mail (see instructions on your Proxy Materials Notice or proxy card); or

•

attending the Annual Meeting and voting in person (see “—How to Vote” above and “—Annual Meeting Admission” below in this “I. Information About Voting” regarding voting at the meeting if your shares are held in the name of a bank, broker or other nominee). Attendance at the meeting alone will not constitute a revocation of a proxy.

The Quorum Requirement.  A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

Vote Required for Action.  Each director shall be elected (Proposal 1) by a majority of the votes cast by the holders of shares of Common Stock entitled to vote and present in person or represented by proxy (a majority of the votes cast means that, to be elected, the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee). The affirmative vote of the holders of a majority of the voting power represented by the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter is required to approve each of (1) the ratification of PwC as our independent registered public accountants for fiscal year 2012 (Proposal 2) and (2) the non-binding, advisory resolution regarding the compensation of our named executive officers (Proposal 3).

Generally, all other actions which may come before the Annual Meeting require the affirmative vote of the holders of a majority of the voting power represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters.

With respect to all proposals other than the election of directors (Proposal 1), abstentions have the same effect as votes against, and broker non-votes have no effect. With respect to the election of directors, abstentions and broker non-votes are not counted as a vote “for” or “against” a nominee.

Annual Meeting Admission.  You may attend the meeting if you are (1) a stockholder of record, (2) a legal proxy for a stockholder of record, or (3) a beneficial owner with evidence of ownership as of the Record Date (such as a letter from the bank, broker or other nominee through which you hold your shares confirming your ownership or a bank or brokerage firm account statement). If you are a stockholder of record who plans to attend the Annual Meeting, please mark the appropriate box on your proxy card (or note your intention to attend when prompted via Internet or telephone proxy submission). For all attendees, a valid picture identification must be presented in order to attend the meeting.

As noted above in “—How to Vote” of this section “I. Information About Voting,” if you are a beneficial owner and wish to vote at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from the bank, broker or other nominee through which you hold your shares and present it at the Annual Meeting. To request a legal proxy please follow the instructions at the website listed on the Proxy Materials Notice.

If you are a beneficial owner and plan to attend the meeting in person, please send written notification in advance of the Annual Meeting to our Corporate Secretary at Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, and enclose a copy of (1) evidence of your ownership as of the Record Date or (2) a legal proxy, executed in your favor, from the institution through which you hold your shares.

II.    PROPOSALS

1.    Election of Directors

We have three classes of directors of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for current class II directors (Cindy Christy, Ari Q. Fitzerald, Robert E. Garrison II and John P. Kelly) expires at the Annual Meeting.

The nominees for class II directors this year are: Cindy Christy, Ari Q. Fitzerald, Robert E. Garrison II and John P. Kelly.

In accordance with our Byalws, each incumbent director nominee has tendered an irrevocable resignation that will be effective upon (1) failure to receive the required vote for election at the Annual Meeting and (2) the Board’s subsequent acceptance of such resignation. If an incumbent director nominee fails to receive the required vote for re-election, the Nominating & Corporate Governance Committee (“NCG Committee”) and the Board should act to determine whether to accept or reject the resignation, or whether other action should be taken.

Each nominee has consented to be nominated and has expressed his or her intention to serve if elected. The Board expects that each of the nominees for class II directors will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board to fill the vacancy, or the size of the Board may be reduced. Information about the nominees, the continuing directors and the Board is contained in the next section of this Proxy Statement (see “III. Board of Directors”).

The Board of Directors recommends a vote FOR the election of Cindy Christy, Ari Q. Fitzerald, Robert E. Garrison II and John P. Kelly as class II directors.

2.    Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board (“Audit Committee”) has appointed PwC to serve as our independent registered public accountants for fiscal year 2012. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of PwC for fiscal year 2012.

KPMG LLP (“KPMG”) was our independent registered public accountants for fiscal year 2010 and had served as our independent registered public accountants since 1995. As previously disclosed, on December 8, 2010, the Audit Committee approved the dismissal of KPMG as our prior independent registered public accountants. KPMG’s engagement as our independent registered public accountants with respect to the audit of our consolidated financial statements as of and for the year ended December 31, 2010 ended upon the filing of the 2010 Form 10-K on February 15, 2011.

The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2010 and 2009 and the subsequent interim period through February 15, 2011, (1) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement and (2) there were no “reportable events” as defined in item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2010 and 2009 and the subsequent interim period through February 15, 2011, neither we nor anyone on our behalf consulted PwC regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or the effectiveness of internal control over financial reporting, and no written report or oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (2) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

In accordance with Item 304(a)(3) of Regulation S-K, we previously provided KPMG with a copy of the above disclosures and requested that KPMG furnish a letter addressed to the SEC stating whether it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to our Form 8-K/A filed with the SEC on February 18, 2011.

We were billed for professional services provided with respect to fiscal years 2011 and 2010 by PwC and KPMG, respectively, in the amounts set forth in the following table.

Services Provided	PwC 2011	KPMG 2010
Audit Fees (a)	$1,287,000	$2,115,000
Audit-Related Fees (b)	65,000	46,000
Tax Fees (c)	433,000	—
All Other Fees (d)	5,000	—

Total	$1,790,000	$2,161,000

(a)	Represents the aggregate fees billed for professional services rendered by PwC (with respect to 2011) and KPMG (with respect to 2010) for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by our principal auditor in connection with statutory and regulatory filings or engagements.

(b)	Represents the aggregate fees billed for assurance and related services by PwC and KPMG for 2011 and 2010, respectively, that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” Audit-related fees for 2011 and 2010 primarily relate to services in connection with audits of employee benefit plans.

(c)	Amount shown for 2011 represents the aggregate fees billed for professional services rendered by PwC for tax compliance, tax advice and tax planning. No professional services related to tax were rendered by KPMG in 2010.

(d)	Amount shown for 2011 represents the aggregate fees billed for products and service provided by PwC other than those reported as audit, audit-related or tax fees above, and primarily relates to licenses for technical accounting research software. No products or services were provided to us by KPMG in 2010, other than those reported as audit or audit-related fees.

We expect a representative of PwC to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2012.

3.    Non-binding, Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (“Dodd-Frank Act”), requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Crown Castle International Corp. (“Company”) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.

As described in “VII. Executive Compensation—Compensation Discussion and Analysis” of this Proxy Statement, we seek to align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for improvements in our results of operations and growth in the value of our Common Stock, with a focus on variable, at risk incentive-based compensation elements that support our “pay-for-performance” compensation philosophy. We believe that our executive compensation program is designed to attract, retain and motivate high-performing executives to lead our Company.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote on this proposal is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee of the Board (“Compensation Committee”). Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders, and intend to consider any stockholder concerns evidenced by this vote and evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

III.    BOARD OF DIRECTORS

Nominees for Director

Class II—For a Term Expiring in 2015

Cindy Christy

Principal Occupation: President—Americas of NEW/Asurion Corporation

Age: 46

Director Since: 2007

Ms. Christy was appointed to the Board as a director in August 2007. Ms. Christy joined Asurion in January 2009 as President—Americas. Ms. Christy served as President, Americas Region for Alcatel-Lucent from January 2008 to September 2008. She also served as President of the North America Region of Alcatel-Lucent from December 2006 to December 2007. Prior to that time and since August 1988, Ms. Christy served in various positions with Lucent Technologies Inc., including President of the Network Solutions Group, President of the Mobility Solutions Group and Chief Operating Officer (“COO”) of the Mobility Solutions Group.

Skills Ms. Christy brings to our Board include extensive and advanced know-how and understanding of telecommunications technologies and related emerging technological trends, relevant executive experience (including with a leading telecommunications infrastructure provider), and extensive knowledge of our customers, including such customers’ anticipated priorities, goals and objectives.

Ari Q. Fitzgerald

Principal Occupation: Partner with Hogan Lovells US LLP

Age: 49

Director Since: 2002

Mr. Fitzgerald was appointed to the Board as a director in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan Lovells US LLP (“Hogan Lovells”), and is a member of that firm’s Communications Group where he concentrates on wireless, international and Internet-related issues. Prior to joining Hogan Lovells, Mr. Fitzgerald was an attorney with the Federal Communications Commission (“FCC”) from 1997 to 2001. While at the FCC he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as Deputy Chief of the FCC’s International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the law firm of Sullivan & Cromwell LLP. Mr. Fitzgerald also worked as a financial analyst for the investment bank First Boston before entering law school.

Skills Mr. Fitzgerald brings to our Board include extensive regulatory knowledge and experience (particularly with respect to the FCC, National Telecommunications and Information Administration (“NTIA”), the U.S. Congress, U.S. Department of Justice and other federal agencies that address communications policy issues), legal expertise, an understanding of and insight into government affairs and activities, and an understanding of our business and the wireless tower industry.

Robert E. Garrison II

Principal Occupation: Individual Investor

Age: 70

Director Since: 2005

Mr. Garrison was elected to the Board as a director in 2005. Mr. Garrison served as Chairman of the Executive Committee of Sanders Morris Harris Group (“SMHG”), a publicly owned financial services company, from May 2009 until February 2012. Mr. Garrison served as President and Chief Executive Officer (“CEO”) of SMHG from January 1999 until May 2002 and as President until May 2009. Mr. Garrison is a director of FirstCity Financial Corporation, a public financial services company; Prosperity Bank; Somerset House Publishing; Gulf & Western Company, Inc.; and NuPhysicia LLC. He serves on the board of directors of the Memorial Hermann Hospital Systems and the general partner of the Proton Therapy Center at the M.D. Anderson Cancer Center. Mr. Garrison has also had prior service as a director of Terraforce Technology Corp. and SMHG, each a publicly traded company. Mr. Garrison has over 40 years experience in the securities industry and is a Chartered Financial Analyst.

Skills Mr. Garrison brings to our Board include extensive financial and investment expertise and experience, executive experience (including as a CEO of a public company), business analysis acumen, advanced financial literacy, an understanding of our business and the wireless tower industry, entrepreneurial experience, and public company corporate governance knowledge.

John P. Kelly

Principal Occupation: Advisory Director–Berkshire Partners LLC

Age: 54

Director Since: 2000

Mr. Kelly was elected as a director in May 2000. Mr. Kelly began serving Berkshire Partners LLC as an Advisory Director in January 2010. Previously, he served as our Executive Vice Chairman (“EVC”) from July 2008 until December 31, 2009. Prior to his appointment as our EVC, he served as our President and CEO from August 2001 and as our President and COO prior to that time. Mr. Kelly originally joined us as an officer in July 1998 and was named President and COO of Crown Communication, Inc. in December of that year. From January 1990 to July 1998, Mr. Kelly was the President and COO of Atlantic Cellular Company L.P. From December 1995 to July 1998, Mr. Kelly was also President and COO of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. In addition, Mr. Kelly serves as a director of privately-held NEW/Asurion Corporation and Telx Holdings, Inc. and as a manager on the board of managers of privately-held Engineering Solutions & Products, Inc. and its parent entities.

Skills Mr. Kelly brings to our Board include varied executive experience (including as our COO, President, CEO and EVC), extensive knowledge and understanding of our Company and the wireless tower industry, a deep understanding of the needs and desires of our customers, insight with respect to telecommunications technologies and trends, financial and transactional acumen, and strategic direction.

Directors Continuing in Office

Class III—Term Expiring in 2013

Edward C. Hutcheson, Jr.

Principal Occupation: Private Equity Investments/Consulting

Age: 66

Director Since: 1999 (with prior service as a director from 1995 to 1999)

Mr. Hutcheson has served on the Board as a director from January 1995 until February 1999 and from July 1999 until the present. Mr. Hutcheson was a co-founder of ours in 1994 and served as our CEO or Chairman from inception until March 1997. Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of the private equity firm Platte River Ventures, LLC. From March 1997 until February 2000, he served in several capacities, including COO, with Pinnacle Global Group, a publicly owned financial services company which merged to form Sanders Morris Harris Group. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. He served as President, COO and a director of the Baroid holding company from 1990 through 1993.

Skills Mr. Hutcheson brings to our Board include relevant executive experience (including as a CEO), financial and transactional acumen, investment expertise, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

J. Landis Martin

Principal Occupation: Founder and Managing Director, Platte River Ventures, LLC (private equity firm)

Age: 66

Director Since: 1999 (with prior service as a director from 1995 to 1998)

Mr. Martin has been a director on our Board from 1995 through November 1998 and from November 1999 to the present. Mr. Martin has served as Chairman of our Board since May 2002. Mr. Martin is the founder of the private equity firm Platte River Ventures, LLC and has been a Managing Director since November 2005. Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served from January 1994 until November 2005. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003 and as a director from 1986 to 2003. Mr. Martin is also a director of Halliburton Company, Apartment Investment Management Company and Intrepid Potash, Inc., each a publicly held company.

Skills Mr. Martin brings to our Board include extensive executive experience (including as a CEO of public companies), financial and transactional acumen, investment expertise, strategic insight, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

W. Benjamin Moreland

Principal Occupation: President and CEO of Crown Castle International Corp.

Age: 48

Director Since: 2006

Mr. Moreland was appointed to the Board as a director in August 2006. Mr. Moreland was appointed our President and CEO effective July 2008. Prior to his appointment as President and CEO, Mr. Moreland served as our Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”) from February 2004 to June 2008 and was appointed CFO and Treasurer in April 2000. Prior to being appointed CFO, he had served as our Senior Vice President (“SVP”) and Treasurer, including with respect to our domestic subsidiaries, since October 1999. Mr. Moreland serves on the board of directors of Calpine Corp., a publicly held independent power producer, and PCIA—the Wireless Infrastructure Association.

Skills Mr. Moreland brings to our Board include varied executive experience (including as our CFO, President and CEO), extensive knowledge and understanding of our business and the wireless tower industry, financial and transactional acumen, and strategic insight.

Directors Continuing in Office

Class I—Term Expiring in 2014

Dale N. Hatfield

Principal Occupation: Executive Director, Broadband Internet Technical Advisory Group

Age: 74

Director Since: 2001

Mr. Hatfield was appointed to the Board as a director in July 2001. Mr. Hatfield was appointed as the Executive Director of the Broadband Internet Technical Advisory Group in late 2010. Mr. Hatfield is a Senior Fellow of the Silicon Flatirons Center for Law, Technology and Entrepreneurship and Adjunct Professor in the Interdisciplinary Telecommunications Program, both at the University of Colorado at Boulder. Prior to joining the University of Colorado in early 2001, Mr. Hatfield was the Chief of the Office of Engineering and Technology at the FCC, and, immediately before that, he was the FCC’s Chief Technologist. He retired from the FCC and government service in December 2000. Following his retirement and while employed on a part-time basis at the University of Colorado, Mr. Hatfield also engaged in independent consulting activities for a range of companies in the telecommunications field. Before joining the FCC in December 1997, he was CEO of Hatfield Associates, Inc., a Boulder, Colorado based multidisciplinary telecommunications consulting firm. Prior to founding Hatfield Associates in 1982, Mr. Hatfield was Deputy Assistant Secretary of Commerce for Communications and Information and Deputy Administrator of the NTIA. Before moving to NTIA, Mr. Hatfield was Chief of the Office of Plans and Policy at the FCC.

Skills Mr. Hatfield brings to our Board include extensive and advanced know-how and understanding of telecommunications technologies and emerging related technological trends, experience with and a vast knowledge of government policy and regulatory trends (particularly with respect to the FCC and NTIA), a broad understanding of and insight into government affairs and activities, strategic direction, and an academic perspective.

Lee W. Hogan

Principal Occupation: Individual Investor

Age: 67

Director Since: 2001

Mr. Hogan was appointed to the Board as a director in March 2001. Mr. Hogan served as President and CEO of SFM Limited from March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. (“Reliant”), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as Vice Chairman and as one of four members of The Office of the CEO, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant’s board of directors. Previously, Mr. Hogan served as CEO of Reliant’s Retail Energy Group, president and CEO of

Reliant’s International Business Group (directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant’s Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater Houston Partnership, a business advocacy organization, where he served from 1987 to 1990.

Skills Mr. Hogan brings to our Board include extensive executive experience (including as a CEO), financial and transactional acumen, investment expertise, strategic insight, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

Robert F. McKenzie

Principal Occupation: Individual Investor

Age: 68

Director Since: 1995

Mr. McKenzie was elected to the Board as a director in 1995. Since 1995, Mr. McKenzie has helped establish and develop telecommunications and technology companies as an independent investor and director, including Vector ESP, Inc., an information technology services company implementing server-based computing applications; CO Space Inc., a computer server co-location facilities company; Velocom, Inc., a provider of wireless telephone and Internet services in Brazil; and Cordillera Communications Corporation, a mobile communications provider in the U.S., Peru, Ecuador and Chile. From 1990 to 1994, Mr. McKenzie was a founder, director and President/COO of OneComm, Inc., a mobile communications provider, which was sold to Nextel in 1994. From 1980 to 1990, he held general management positions with Northern Telecom, Inc. and was responsible for the marketing and support of its Meridian Telephone Systems and Distributed Communications networks to businesses in the Western United States.

Skills Mr. McKenzie brings to our Board include relevant executive experience (including as President/COO of a mobile communications provider), extensive telecommunications technology knowledge, an understanding of our carrier customers and their needs, entrepreneurial and venture development experience, an understanding of our business and the wireless tower industry, and public company corporate governance.

IV.    INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Leadership Structure

Since our initial public offering in 1998, the roles of Chairman of our Board and CEO have been served by two different persons at all times. Notwithstanding the foregoing, our Corporate Governance Guidelines provide that the Board does not maintain a firm policy with respect to the separation of the offices of Chairman and CEO. The Board believes that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or CEO based on the relevant facts and circumstances applicable at such time.

Meetings

During 2011, the Board held eight meetings (five regularly scheduled and three special). Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he or she was a director and (2) the total number of meetings of all Board committees (“Committees”) on which he or she served during the period which he or she was a director.

Our Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend our annual meeting of stockholders. All 11 of the directors serving on the Board at the time of our 2011 annual meeting of stockholders held May 24, 2011 (“2011 Annual Meeting”) attended the 2011 Annual Meeting.

The non-management members of the Board generally meet in executive session at each regularly scheduled meeting of the Board (typically four or five times per year). In addition, the Board meets at least once a year in executive session with only independent directors present. Our Corporate Governance Guidelines provide that if the Chairman of the Board is a non-management director, the Chairman of the Board shall preside at such executive sessions, and if the Chairman of the Board is a member of management, the non-management directors may elect a chairman to preside at such executive sessions.

Board Oversight of Risk

Management is responsible for assessing and managing our various exposures to risk on a day-to-day basis. Our Internal Audit department serves as the primary monitoring and testing function for company-wide policies and procedures, including policies and procedures regarding our risk management strategy. Such strategy includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Board is responsible for overseeing and assessing our risk management strategy. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s four standing Committees, each of which examines various components of risk in connection with its responsibilities. In particular, our Vice President—Internal Audit reports to the Audit Committee, and provides periodic updates (generally quarterly) to the Audit Committee with respect to the Internal Audit department’s activities, including with respect to risk management matters and the audit agenda. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board’s role in risk oversight is consistent with the Board’s current leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its Committees providing oversight in connection with those efforts.

Board Committees

The Board has four standing Committees: Audit Committee, Compensation Committee, NCG Committee and Strategy Committee. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary. A summary of each Committee’s function is set forth below.

•	Audit Committee

Members:  Mr. Garrison (Chair), Mr. Hogan and Mr. McKenzie—all independent directors, as defined under New York Stock Exchange (“NYSE”) listing standards and SEC rules.

Number of Meetings in 2011:  10

Functions and Authority:  The functions and authority of the Audit Committee include:

•	provide oversight of:

•	our financial statements and accounting practices;

•	the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accountants (“Auditors”);

•	the performance of our internal audit function and the Auditors; and

•	our systems of internal controls;

•	select and appoint the Auditors; and

•	review and approve audit and non-audit services to be performed by the Auditors.

Audit Committee Financial Expert:  The Board has determined that the Audit Committee has at least one “audit committee financial expert” pursuant to applicable SEC rules and that Robert E. Garrison II, an independent director, meets the requirements of an audit committee financial expert pursuant to such SEC rules. For information regarding Mr. Garrison’s business experience, see “III. Board of Directors.”

For additional information regarding the Audit Committee, see “VIII. Audit Committee Matters.”

•	Compensation Committee

Members:  Mr. Hogan (Chair), Mr. Fitzgerald and Mr. Garrison—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2011:  7

Functions and Authority:   The functions and authority of the Compensation Committee include:

•	assist the Board with its responsibilities relating to compensation of our executives;

•	develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

•	design, recommend, administer and evaluate our executive compensation plans, policies and programs;

•	administer our incentive compensation and equity-based compensation plans;

•	review and determine the compensation of the CEO and certain other senior officers;

•	review whether our compensation plans, policies and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices; and

•	retain, terminate and approve the fees of any compensation consultants to assist the Compensation Committee with its duties.

Executive Compensation Process and Procedures:  Over the course of several meetings throughout the year, the Compensation Committee annually reviews executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation and other benefits. In performing its duties, the Compensation Committee obtains input, as it deems necessary, from Pay Governance, an independent compensation consultant (“Compensation Consultant”) engaged directly by the Compensation Committee (while the Compensation Consultant is engaged by the Compensation Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Compensation Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Compensation Committee seeks and obtains input from the CEO. The Compensation Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Additional information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation is provided below at “VII. Executive Compensation—Compensation Discussion and Analysis.”

•	Nominating & Corporate Governance Committee

Members:  Ms. Christy (Chair), Mr. Hatfield and Mr. Martin—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2011:  4

Functions and Authority:  The functions and authority of the NCG Committee include:

•	assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each Committee of the Board;

•	review and determine the compensation of the directors of the Board;

•	advise the Board about appropriate composition of the Board and its Committees;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and

•	oversee the periodic evaluation of the Board and its Committees.

Board Compensation Process and Procedures:  The NCG Committee reviews the compensation arrangement for the non-employee directors of the Board on a periodic basis. In the fourth quarter of each of 2010 and 2011, the NCG Committee, with the assistance of the Compensation Consultant, reviewed the Board’s non-employee director compensation arrangement. The NCG Committee reviewed a competitive market analysis prepared by the Compensation Consultant comparing the Board’s compensation arrangement to those of the companies comprising our Peer Group (as defined in “VII. Executive Compensation—Compensation Discussion and Analysis” below) and a sample of public general industry companies (derived from third-party proprietary compensation surveys). Based on the results of the competitive market analysis reviews, the NCG Committee determined and the Board ratified certain changes to the Committee Chair Retainers (defined below), with all other elements of the Company’s non-employee director compensation program remaining unchanged. The components of the Board compensation arrangement for non-employee directors for 2011 are described below at “—Board Compensation” in this “IV. Information About the Board of Directors.”

Common Stock Ownership Guidelines.  The Board has approved Common Stock ownership guidelines for non-employee directors providing that each of our non-employee directors should hold, by the later of (1) October 16, 2013 or (2) the fifth anniversary of the date such director is appointed to the Board, 11,200 shares of Common Stock (adjusted for splits, stock dividends, spin offs or other relevant changes to the Company’s capital structure). As of the Record Date, each of the non-employee directors met these Common Stock ownership guidelines.

Consideration of Director Nominees:  The NCG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NCG Committee takes into account the entirety of each candidate’s credentials and currently does not maintain any specific minimum qualifications that must be met by an NCG Committee recommended nominee.

While the NCG Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the NCG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. In addition, the NCG Committee considers issues of diversity, including with respect to experience, expertise, viewpoints, skills, race, ethnicity and gender, in connection with the director selection process. The NCG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition, or the NCG Committee’s perception about future issues and needs.

The NCG Committee may consider candidates for the Board from any reasonable source, including from a third party search firm engaged by the NCG Committee or through stockholder recommendations (provided the procedures set forth below in “IX. Other Matters—Stockholder Recommendation of Director Candidates” are followed). The NCG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant experience, the NCG Committee may consider previous experience as a member of the Board.

•	Strategy Committee

Members:  Mr. Hatfield (Chair), Ms. Christy, Mr. Fitzgerald, Mr. Hogan, Mr. Hutcheson, Mr. Kelly and Mr. McKenzie—all independent directors, except Mr. Kelly.

Number of Meetings in 2011:  4

Functions and Authority:  The functions and authority of the Strategy Committee include:

•	support our executive management in developing and overseeing our strategic initiatives;

•	provide management with guidance and oversight on strategy development and execution; and

•	act as an advisor to the Board and management on strategy-related issues and direction.

Board Independence

The Board has affirmatively determined, that each member of the Board, except Mr. Kelly (our former President and CEO and EVC) and Mr. Moreland (our current President and CEO), has no material relationship with us and is an independent director, as defined under NYSE listing standards.

To assist in its determination of director independence, the Board has adopted certain categorical standards, as set forth on Appendix B hereto. The Board determined the independence of the aforementioned independent directors taking into account such standards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2011 or as of the date of this Proxy Statement is or has been one of our officers or employees. In addition, during 2011, none of our executive officers served on the compensation committee (or board, in the absence of a compensation committee) of any company that employed any member of our Compensation Committee or Board.

Certain Relationships and Related Transactions

Review of Transactions with Related Persons.  From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The Board is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the Board considers various aspects of the transaction it deems appropriate, which may include:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	whether such transaction might affect the independent status of a director under NYSE independence standards;

•	the importance of the transaction to the related person and to us; and

•	whether the transaction could impair the judgment of a director or executive officer to act in the best interest of the Company.

Any member of the Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.

We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Business Practices and Ethics Policy (“Ethics Policy”) provides that each employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest; the Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute and review a questionnaire to each of our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which he, she or any family member has an interest.

Board Compensation

General.  The Board maintains a compensation arrangement for the non-employee directors of the Board. A director who is also an employee of ours receives no additional compensation for services as a director. For 2011, the Board compensation arrangement was comprised of the following types and levels of compensation:

•

Initial Equity Grant.  Each newly appointed non-employee director is permitted to receive a grant, pursuant to our 2004 Stock Incentive Plan, as amended (“2004 Plan”), of a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director’s appointment or election (“Initial Equity Grant”). There were no Initial Equity Grants in 2011.

•

Annual Equity Grant.  At the Board’s first regularly scheduled meeting of each year, each non-employee director is typically granted shares of Common Stock. For 2011, the valuation of the Common Stock grant was equal to approximately $125,000 ($200,000 in the case of the Chairman of the Board), priced at the per share closing price of the Common Stock as of the date of such Board meeting (“Annual Equity Grant”).

On February 10, 2011, each non-employee director of the Board, other than J. Landis Martin, was granted, pursuant to the 2004 Plan, 2,756 shares of Common Stock (priced at $45.36, the closing price of the Common Stock on February 10, 2011). Mr. Martin received a grant of 4,409 shares of Common Stock for service as non-employee Chairman of the Board (priced at $45.36 per share).

•

Retainers.  Each non-employee director received an annual retainer of $75,000 for 2011 paid quarterly (“Board Retainer”). In addition, (1) the chair of the Audit Committee, Compensation Committee, NCG Committee and Strategy Committee each received an additional $20,000, $10,000, $8,000 and $5,000, respectively, for 2011 paid quarterly (with each of the NCG Committee and Strategy Committee chair amount being increased to $10,000 paid quarterly commencing in the fourth quarter of 2011) (collectively, “Committee Chair Retainer”) and (2) each member of the Audit Committee, other than the chair of the Audit Committee, received an additional $5,000 for 2011 paid quarterly (“Audit Committee Member Retainer”).

Non-employee directors are also reimbursed for reasonable incidental expenses.

•	Other Compensation. Each non-employee director is eligible to participate, at such director’s election, in our medical and dental plans.

Director Compensation Table for 2011

The following table sets forth the compensation earned by our non-employee directors in 2011:

	Fees Earned or Paid in Cash
	Board Retainer ($)(a)	Committee Chair Retainer ($)(b)	Audit Committee Member Retainer ($)(c)	Total Cash ($)(d)	Stock Awards ($)(e)	Option Awards ($)(f)	All Other Compensation ($)(g)	Total Director Compensation ($)(h)
David C. Abrams	$75,000	$10,000	$5,000	$90,000	$125,012	—	$—	$215,012
Cindy Christy	75,000	8,500	—	83,500	125,012	—	—	208,512
Ari Q. Fitzgerald	75,000	—	—	75,000	125,012	—	—	200,012
Robert E. Garrison II	75,000	20,000	—	95,000	125,012	—	—	220,012
Dale N. Hatfield	75,000	6,250	—	81,250	125,012	—	—	206,262
Lee W. Hogan	75,000	—	—	75,000	125,012	—	—	200,012
Edward C. Hutcheson, Jr.	75,000	—	—	75,000	125,012	—	11,028	211,040
John P. Kelly	75,000	—	—	75,000	125,012	—	13,094	213,107
J. Landis Martin	75,000	—	—	75,000	199,992	—	—	274,992
Robert F. McKenzie	75,000	—	5,000	80,000	125,012	—	11,547	216,559

(a)	Represents the Board Retainer earned by the non-employee directors in 2011.

(b)	Represents the Committee Chair Retainer earned by each Committee chair in 2011.

(c)	Represents the Audit Committee Member Retainer earned by members of the Audit Committee, other than the chair of the Audit Committee, in 2011.

(d)	Equal to the sum of the Board Retainer, Committee Chair Retainer and Audit Committee Member Retainer earned by the non-employee directors in 2011.

(e)	Represents shares of unrestricted Common Stock granted to each of the non-employee directors in 2011. The amounts shown are approximately equal to the number of shares granted as the 2011 Annual Equity Grant (4,409 shares for Mr. Martin and 2,756 shares for each other non-employee director) multiplied by $45.36, which is the closing price per share of Common Stock on February 10, 2011, the date such grants were approved by the Board.

(f)	Non-employee directors have not been granted stock options since 2002. As of December 31, 2011, Mr. Fitzgerald held (on behalf of Hogan Lovells) vested and outstanding stock options to purchase 25,000 shares of Common Stock; no other non-employee director serving on the Board at such time held any vested and outstanding stock options to purchase shares of Common Stock. Further, there were no unvested and outstanding stock options held by any non-employee director as of December 31, 2011.

(g)	Represents the portion of the medical and dental premiums paid by us for the non-employee directors in 2011. The director also pays a portion of the medical and dental premiums.

(h)	Equal to the sum of Total Cash, Stock Awards and All Other Compensation for the non-employee directors in 2011.

V.    EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Moreland is set forth above under “III. Board of Directors.”

Name	Age	Position
W. Benjamin Moreland	48	President and Chief Executive Officer
Jay A. Brown	39	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	50	Senior Vice President and Chief Operating Officer
E. Blake Hawk	62	Executive Vice President and General Counsel
Patrick Slowey	55	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	38	Senior Vice President—Corporate Development and Strategy

Jay A. Brown was appointed our SVP, CFO and Treasurer effective July 2008. Mr. Brown was appointed our Treasurer in May 2004 and served as Vice President of Finance from August 2001 until his appointment as our CFO. Prior to that time and since joining us in August of 1999, Mr. Brown served in a number of positions in corporate development and corporate finance. Mr. Brown is a certified public accountant.

James D. Young was appointed our SVP and COO in February 2009. Mr. Young served as our President—Tower Operations from October 2005 until February 2009. Prior to joining us and since 2000, Mr. Young was Region Vice President—Engineering & Operations at Nextel Communications where he oversaw site development, radio frequency engineering and fixed network elements for Nextel’s network in the northeastern United States. From 1997 to 2000, Mr. Young was Vice President, Network/Operations—Florida with Nextel Communications, during which time he oversaw site development, radio frequency and network support for Nextel’s network in Florida.

E. Blake Hawk has been our EVP and General Counsel since February 1999. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (merged into Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. In 1976, Mr. Hawk became licensed in Texas as an attorney and a certified public accountant.

Patrick Slowey was appointed our SVP and Chief Commercial Officer (“CCO”) in February 2012, having previously served as our SVP—Sales & Customer Relations since January 2005. Prior to 2005, Mr. Slowey served as our Vice President—National Sales. Mr. Slowey joined us in 2000 as Vice President—Business Development. Prior to joining us, Mr. Slowey served in various positions in sales and operations at Nextel Communications (now part of Sprint Nextel Corporation) and AT&T Wireless.

Philip M. Kelley was appointed our SVP—Corporate Development and Strategy effective September 2008. Prior to that time and since April 2004, Mr. Kelley served as Managing Director of Crown Castle Australia Pty Ltd (“CCAL”), our 77.6% owned subsidiary that operates our Australia tower portfolio. Prior to that time and since joining us in April 1997, Mr. Kelley served in a number of positions in corporate development and corporate finance, including Vice President—International from 2001 until his appointment as Managing Director of CCAL.

VI.    SECURITY OWNERSHIP

Management Ownership

The table below shows the beneficial ownership as of March 26, 2012 of our Common Stock held by each of the directors, nominees for director, executive officers named in the Summary Compensation Table below (see “VII. Executive Compensation—Summary Compensation Table”) and all current directors and executive officers as a group. This table also gives effect to shares of Common Stock that may be acquired pursuant to options, warrants or other convertible securities within 60 days after March 26, 2012.

	Shares Beneficially Owned
Executive Officers and Directors(a)	Number(b)		Percent(c)
Jay A. Brown	247,362	(d)	*	%
Cindy Christy	14,657		*
Ari Q. Fitzgerald	45,482	(e)	*
Robert E. Garrison II	30,403	(f)	*
Dale N. Hatfield	34,790		*
E. Blake Hawk	385,040	(g)	*
Lee W. Hogan	41,107		*
Edward C. Hutcheson, Jr.	57,995		*
John P. Kelly	885,896	(h)	*
J. Landis Martin	63,742		*
Robert F. McKenzie	23,337		*
W. Benjamin Moreland	811,692	(i)	*
Patrick Slowey	113,953	(j)	*
James D. Young	352,803	(k)	*
Current directors and executive officers as a group (16 persons total)	3,304,155	(l)	1.128%

*	Less than 1%

(a)	Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.

(b)	As used in the footnotes to this table the following defined terms have the meanings set forth below:

•

Each of “2010 Time Vested RSAs”, “2010 Performance RSAs”, “2011 Time Vested RSAs”, “2011 Performance RSAs”, “Time Vested RSAs”, “Performance RSAs” and “Annual RSAs” has the meaning as described in “VII. Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs.”

•

“2012 Time Vested RSAs” and “2012 Performance RSAs” refer to certain Time Vested RSAs and Performance RSAs, respectively, granted to executives and certain other key employees as Annual RSAs in the first quarter of 2012.

(c)	Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 26, 2012.

(d)	Includes (1) 2010 Time Vested RSAs for 5,573 shares, (2) 2010 Performance RSAs for 52,806 shares, (3) 2011 Time Vested RSAs for 7,144 shares, (4) 2011 Performance RSAs for 32,800 shares, (5) 2012 time Vested RSAs for 10,365 shares, (6) 2012 Performance RSAs for 37,745 shares, (7) 7,965 shares of Common Stock held in a 401(k) account and (8) 2,000 shares of Common Stock owned by Mr. Brown’s spouse, with respect to which Mr. Brown may be deemed to have shared voting and investment power.

(e)	Represents 20,482 shares of Common Stock and options to purchase 25,000 shares of Common Stock collectively held on behalf of Hogan Lovells. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan Lovells.

(f)	Includes 2,000 shares of Common Stock owned by Mr. Garrison’s spouse, with respect to which Mr. Garrison may be deemed to have shared voting and investment power.

(g)	Includes (1) 2010 Time Vested RSAs for 4,146 shares, (2) 2010 Performance RSAs for 39,281 shares, (3) 2011 Time Vested RSAs for 4,528 shares, (4) 2011 Performance RSAs for 20,788 shares, (5) 2012 Time Vested RSAs for 6,377 shares, (6) 2012 Performance RSAs for 23,223 shares and (7) 365 shares of Common Stock held in a 401(k) account.

(h)	Includes 405 shares of Common Stock held in a 401(k) account.

(i)	Includes (1) 2010 Time Vested RSAs for 10,912 shares, (2) 2010 Performance RSAs for 103,393 shares, (3) 2011 Time Vested RSAs for 18,904 shares, (4) 2011 Performance RSAs for 86,806 shares, (5) 2012 Time Vested RSAs for 25,473 shares, (6) 2012 Performance RSAs for 92,758 shares and (7) 301,485 shares of Common Stock held in a margin account (together with other securities) with no extension of credit outstanding as of March 26, 2012.

(j)	Includes (1) 2010 Time Vested RSAs for 2,926 shares, (2) 2010 Performance RSAs for 27,724 shares, (3) 2011 Time Vested RSAs for 4,446 shares, (4) 2011 Performance RSAs for 20,416 shares, (5) 2012 Time Vested RSAs for 5,991 shares and (6) 2012 Performance RSAs for 21,816 shares.

(k)	Includes (1) 2010 Time Vested RSAs for 5,566 shares, (2) 2010 Performance RSAs for 52,733 shares, (3) 2011 Time Vested RSAs for 7,105 shares, (4) 2011 Performance RSAs for 32,624 shares, (5) 2012 Time Vested RSAs for 10,310 shares and (6) 2012 Performance RSAs for 37,543 shares.

(l)	Includes (1) options to purchase 25,000 shares of Common Stock, (2) 2010 Time Vested RSAs for 32,017 shares, (3) 2010 Performance RSAs for 303,359 shares, (4) 2011 Time Vested RSAs for 45,837 shares, (5) 2011 Performance RSAs for 210,469 shares, (6) 2012 Time Vested RSAs for 63,401 shares, (7) 2012 Performance RSAs for 230,875 shares and (8) 8,977 shares of Common Stock held in 401(k) accounts.

Other Security Ownership

The following is a tabulation as of March 26, 2012 of our stockholders who own beneficially in excess of 5% of our Common Stock.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent(a)
T. Rowe Price Associates, Inc. (b)	33,598,667	11.47%
100 E. Pratt Street Baltimore, MD 21202

SPO Partners & Co. (c)	28,096,957	9.59%
(including affiliates and related investment funds)
591 Redwood Highway, Suite 3215 Mill Valley, CA 94941

Capital Research Global Investors (d)	20,538,960	7.01%
333 South Hope Street Los Angeles, CA 90071

Janus Capital Management LLC (e)	18,541,068	6.33%
151 Detroit Street Denver, CO 80206

(a)	Pursuant to SEC rules, Common Stock percentages shown are based on the number of outstanding shares of Common Stock as of March 25, 2011.

(b)	Based on an amendment to Schedule 13G filed with the SEC on February 9, 2012, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 10,254,211 of such shares and sole dispositive power over 33,598,667 of such shares of Common Stock. Price Associates has advised us that these securities are owned by various individual and institutional investors with respect to which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(c)	The number of shares shown is based on an amendment to Schedule 13G filed jointly on January 31, 2012 by the following (collectively, the “SPO Reporting Persons”): SPO Partners II, L.P. (“SPO”), SPO Advisory Partners, L.P. (“SPO Advisory Partners”), San Francisco Partners, L.P. (“SFP”), SF Advisory Partners, L.P. (“SF Advisory Partners”), SPO Advisory Corp. (“SPO Advisory Corp.”), Bill & Susan Oberndorf Foundation (“O Foundation”), The John H. Scully Living Trust, dated October 1, 2003 (“JHS Living Trust”), Netcong Newton Partners, L.P. (“NNP”), Phoebe Snow Foundation, Inc. (“PS Foundation”), John H. Scully (“JHS”), William E. Oberndorf (“WEO”), the William and Susan Oberndorf Trust, dated October 19, 1998 (“Oberndorf Trust”), Edward H. McDermott (“EHM”), Kurt C. Mobley (“KCM”), Betty Jane Weimer (“BJW”), Eli J. Weinberg (“EJW”) and Oberndorf Family Partners (“OFP”). The Schedule 13G states that the SPO Reporting Persons may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of such filing nor anything contained therein shall be deemed to be an admission by the SPO Reporting Persons that a group exists.

The Schedule 13G amendment provides, among other things, the following information regarding beneficial ownership of Common Stock by the SPO Reporting Persons pursuant to Rule 13d-3 of the Exchange Act (percentage interest calculations shown in parentheses below are based upon the outstanding shares of Common Stock as of March 26, 2012, rather than the percentages set forth in the Schedule 13G amendment):

•

SPO owns beneficially 23,962,120 shares (approximately 8.18%). Acting through its sole general partner, SPO has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its position as the sole general partner of SPO, SPO Advisory Partners may be deemed to beneficially own 23,962,120 shares (approximately 8.18%). Acting through its general partner and in its capacity as the sole general partner of SPO, SPO Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	SFP owns beneficially 1,036,100 shares. Acting through its sole general partner, SFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its position as the sole general partner of SFP, SF Advisory Partners may be deemed to beneficially own 1,036,100 shares. Acting through its general partner and in its capacity as the sole general partner of SFP, SF Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its positions as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. may be deemed to beneficially own 24,998,220 shares (approximately 8.53%). Acting through its controlling persons and in its capacities as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

O Foundation owns beneficially 5,000 shares. Acting through its controlling persons, O Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its position as one of the general partners of NNP, JHS Living Trust may be deemed to beneficially own 446,677 shares. Acting through its trustee and in its capacity as one of the general partners of NNP, JHS Living Trust may be deemed to have shared power to direct the vote and to dispose or direct the disposition of 230,800 shares held by NNP. Acting through its trustee, JHS Living Trust has the sole power to vote or direct the vote and to dispose or to direct the disposition of 215,877 shares.

•	NNP owns beneficially 230,800 shares. Acting through its general partners, NNP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

PS Foundation owns beneficially 567,200 shares. Acting through its controlling person, PS Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Individually, and because of his positions as a control person of SPO Advisory Corp., trustee for JHS Living Trust, which serves as one of the general partners of NNP, and controlling person, sole director and officer of PS Foundation, JHS may be deemed to beneficially own 26,241,597 shares (approximately 8.96%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, JHS may be deemed to have shared power with WEO and EHM to vote or direct the vote and to dispose or direct the disposition of 24,998,220 shares held by SPO and SFP. Because of his positions as a trustee for JHS Living Trust, which serves as one of the general partners of NNP, JHS may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 230,800 shares held by NNP. Because of his position as the trustee for JHS Living Trust, JHS may be deemed to have sole power to vote or to direct the vote and to dispose or to direct the disposition of 215,877 shares held by JHS Living Trust. JHS has the sole power to vote or direct the vote and to dispose or direct the disposition of 229,500 shares held in the John H. Scully Individual Retirement Accounts, which are self-directed individual retirement accounts, and 567,200 shares held by the PS Foundation, for which JHS is the controlling person, sole director and officer.

•

Individually, and because of his positions as a control person of SPO Advisory Corp. and O Foundation, sole general partner of Oberndorf Family Partners, trustee of the Oberndorf Trust, and trustee for the account of his children, WEO may be deemed to beneficially own 26,772,620 shares (approximately 9.14%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WEO may be deemed to have shared power with JHS and EHM to vote or direct the vote and to dispose or direct the disposition of 24,998,220 shares held by SPO and SFP. WEO may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 450,000 shares held in the Oberndorf Trust and 5,000 shares held by O Foundation. Individually, and because of his position as the sole general partner of OFP, a family partnership, WEO has the sole power to vote or direct the vote and to dispose or direct the disposition of 350,000 shares held by OFP, 919,400 shares held in Mr. Oberndorf’s Individual Retirement Accounts, which are self directed, and 50,000 shares held in account for his children.

•

Oberndorf Trust owns beneficially 450,000 shares. Acting through its trustees, Oberndorf Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Individually and because of his position as a control person of SPO Advisory Corp., EHM may be deemed to beneficially own 25,010,220 shares (approximately 8.54%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, EHM may be deemed to have shared power with JHS and WEO to vote or direct the vote and to dispose or direct the disposition of 24,998,220 shares held by SPO and SFP. Individually, EHM has sole power to vote or direct the vote of and to dispose or direct the disposition of 12,000 shares.

•	OFP owns beneficially 350,000 shares. OFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

KCM, BJW and EJW beneficially own 50,000, 18,000 and 960 shares, respectively. Each such SPO Reporting Person has the sole power to vote or direct the vote and to dispose or direct the disposition of all shares which he or she beneficially owns.

(d)	Based on a Schedule 13G filed with the SEC on February 14, 2012, Capital Research Global Investors (“CapRe”) has sole voting power and sole dispositive power over all 20,538,960 of such shares of Common Stock. The Schedule 13G notes that CapRe is deemed to be the beneficial owner of such shares as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(e)	Based on an amendment to Schedule 13G filed with the SEC on February 14, 2012, Janus Capital Management LLC (“Janus Capital”) reports (i) sole voting power and sole dispositive power with respect to 18,529,868 of such shares and (ii) shared voting and shared dispositive power with respect to 11,200 of such shares. The Schedule 13G amendment states that Janus Capital has a direct 94.8% ownership stake in INTECH Investment Management (“INTECH”) and a direct 77.8% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to such ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of the Schedule 13G. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 18,529,868 shares of Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 11,200 of the shares of Common Stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

VII.    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) is a summary of our compensation arrangements for our NEOs (defined below) and contains certain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of the CD&A and should not be construed to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.

Throughout this Proxy Statement, the individuals who served as our CEO and CFO during 2011, as well as the other named executive officers included in the table below at “—Summary Compensation Table” in this “VII. Executive Compensation” are referred to as “NEOs.”

2011 Executive Summary

Rewarding improvements in our operating results and the creation of stockholder value are key characteristics of our compensation philosophy, which serves as the framework for our executive compensation program. In order to align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation elements that provide “pay-for-performance,” rewarding our executives for improvements in our results of operations and growth in the value of our Common Stock.

To emphasize the importance of “pay-for-performance” in our executive compensation philosophy and our culture, our incentive compensation elements are linked directly to specific performance measures.

The short-term incentive element of our executive compensation program rewards our executives, generally pursuant to annual incentive awards (“AIs”), for improvements in one or more financial performance measures and key individual performance objectives specific to each executive. For 2011, as a result of generally exceeding the financial performance measures and individual performance objectives, the AIs awarded pursuant to our 2011 Executive Management Team Annual Incentive Plan resulted in AI compensation above target. Details regarding AI compensation for our executives as short-term incentives are provided at “—Elements of Executive Compensation and Benefits—Short-Term Incentives” in this CD&A.

In recent years, including 2009, 2010, and 2011, pursuant to the long-term incentive element of our executive compensation program, our executives have been granted restricted stock awards (“RSAs”), 35% of which have terms pursuant to which the transfer and forfeiture restrictions terminate (i.e., “vest”) based on the passage of time over a three-year period and the remaining 65% percent of which may performance vest based upon the attainment of Common Stock price appreciation hurdles over a three-year period. For the 2011 long-term incentive grant, the performance vesting component of the RSAs may vest at different levels based upon the attainment of Common Stock price appreciation hurdles along a per share price range continuum ranging from $52.51 to $68.99. Details regarding RSAs awarded to our executives as long-term incentives are provided at “—Elements of Executive Compensation and Benefits—Long-Term Incentives” in this CD&A.

We have adopted stock ownership guidelines which require our executives to own a certain number of shares of our Common Stock, which may include shares of Common Stock resulting from the vesting of RSAs previously granted to the executive. See “—Other Matters—Stock Ownership Guidelines” in this CD&A for additional details regarding the stock ownership guidelines.

Other notable highlights of our executive compensation program include:

•	The Company offers base salaries as a basic component of executive cash compensation.

•	The Company offers no employment agreements with executives.

•	The Company offers severance agreements with executives.

•	The Company offers no perquisites or health and welfare benefits to executives other than those that are offered to all of our employees.

•	During 2010, the Company began transitioning the executive target total direct compensation levels toward the 50th percentile of market.

At the Company’s 2011 Annual Meeting, the Company submitted its executive compensation program to an advisory stockholder vote. The stockholders overwhelmingly approved the Company’s executive compensation program, with 98.9% voting in favor of the proposal (based upon the voting power represented by shares of Common Stock present at the 2011 Annual Meeting and entitled to vote on such matter). The Committee has interpreted this vote to mean that the Company’s stockholders are supportive of the Company’s executive compensation philosophy and program and thus did not approve any significant changes to the 2012 executive compensation program in response to this vote.

Executive Compensation Program Overview

Our executive compensation program is established as a component of our total rewards program. Our total rewards program includes:

•	Compensation:
•	base salary
•	short-term incentives
•	long-term incentives
•	Health and welfare benefits:
•	401(k) plan
•	medical, dental and vision benefits
•	life insurance benefits
•	vacation
•	Learning and development:
•	training
•	succession planning
•	performance management
•	career development

Our executive total rewards strategy is to provide a competitive mix of total rewards that enables us to effectively recruit, motivate and retain high-performing executives. With respect to the portion of total rewards for our executives that takes the form of compensation, it has been our strategy that a majority of such compensation should be variable, at risk and paid based on our results of operations and the growth in the value of our Common Stock, in order to align our executives’ interests with those of our stockholders.

The Compensation Committee (for purposes of this CD&A, “Committee”) is primarily responsible for evaluating and determining the compensation levels of our senior officers (namely, our CEO and the executive officers who report directly to our CEO) and administers our equity-based and other compensatory plans. The Board further reviews the actions of the Committee relating to the compensation of the CEO and certain senior officers. Where this CD&A contains language indicating that the Committee has approved or taken action with respect to a matter, such language is also intended to indicate that the Board has approved or taken any action required of it with respect to such matter.

In performing its duties, the Committee obtains input, as it deems necessary, from the Compensation Consultant, which is engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Management, including members of our human resources department and our CEO, assists with the coordination, preparation and review of Committee meeting materials.

Executive Compensation Program Objectives

General

The principal objectives of our executive compensation program are to:

•	provide a fair and competitive mix of compensation opportunities to attract, motivate and retain qualified, skilled and high-performing executives necessary for our long-term success;

•

reward our executives by utilizing a pay-for-performance approach to compensation—an approach that creates meaningful links between financial and operational performance, individual performance and the level of the executive’s compensation;

•	motivate executives to make sound business decisions that improve stockholder value and reward such decisions;

•	balance the components of compensation so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized;

•	encourage achievement of objectives by our executives within a team environment; and

•	foster an equity ownership culture that aligns our executives’ interests with those of our stockholders.

The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.

Competitive Market Analysis

The Committee determines the levels for base salary, short-term incentives and long-term incentives by engaging in a competitive market analysis with respect to each of these compensation elements for each executive position against the competitive market gauges described below on an annual basis (“Competitive Market Analysis”). The Committee usually begins this Competitive Market Analysis in the third quarter of the year prior to the year in which the compensation decisions are made, which typically occurs at the first regularly scheduled Committee meeting of each year (usually held in February) (“First Regular Committee Meeting”). Market data used in the Committee’s Competitive Market Analysis includes the following:

•

Peer Group Data.  Each year the Committee considers public companies in the wireless infrastructure and telecommunications industries and selects 10 to 20 of such companies to comprise a peer group (“Peer Group”) with respect to which compensation data is obtained and reviewed by the Committee. While some of the companies within the Peer Group may change from year to year, for consistency, the same Peer Group is used in our Competitive Market Analysis for all elements of compensation in a given year. The Peer Group companies used in the Competitive Market Analysis for gauging the executives’ 2011 compensation were:

• ADC Telecommunications, Inc.	• MetroPCS Communications, Inc.
• American Tower Corporation	• NetApp, Inc.
• CenturyLink, Inc.	• NII Holdings, Inc.
• Ciena Corporation	• Polycom, Inc.
• Clearwire Corporation	• SBA Communications Corporation
• Frontier Communications Corporation	• Tellabs, Inc.
• Juniper Networks, Inc.	• tw telecom inc.
• Lamar Advertising Company	• Windstream Corporation
• Leap Wireless International, Inc.

•

General Industry Market Data.  A sample of general industry market data from third-party proprietary compensation surveys, which may include surveys by Towers Watson and Mercer Human Resource Consulting (“Mercer”), as analyzed by the Compensation Consultant (including regression analysis), is obtained and reviewed by the Committee. This market data is comprised of data regarding elements and levels of executive compensation relating to general industry companies that have participated in the surveys. The Committee utilizes this data since we do not recruit executives exclusively from the telecommunications industry (e.g., a financial executive with cross-industry skills may be recruited from another industry).

In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data regarding best practices and compensation plan design from other sources as requested by the Committee. The market data described above is used by the Committee in the Competitive Market Analysis to make decisions regarding executive compensation. No single group, survey or set of market data is used by the Committee as the sole gauge for determining executive compensation; rather, the information is used collectively, and no formulaic quantitative methodology is used by the Committee when using such data to determine executive compensation.

Assessment of Individual and Company Performance

In addition to market data, the Committee considers other factors in connection with its decision-making process relating to the various components of compensation. These other factors may include the level of our financial performance, the applicable executive’s individual performance, the executive’s level of experience, the size of year-over-year changes in compensation and the duties and level of a particular executive position. These measures are discussed in more detail below.

Total Compensation Review

Through the Competitive Market Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews a year-over-year change in compensation analysis for each NEO against the market data for year-over-year changes. These analyses are an important aspect of the Committee’s annual executive compensation decision-making process.

Elements of Executive Compensation and Benefits

General

The principal elements of compensation and benefits provided to our executives, each of which is discussed in more detail below, include the following:

•	base salary;
•	short-term incentive compensation;
•	long-term incentive compensation;
•	severance benefits; and
•	other benefits, including retirement benefits and health and welfare benefits.

The distribution of compensation among the various components is driven by our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on variable components for the more senior executives who have greater responsibility for the business. The practice of emphasizing variable compensation suits our objectives of linking pay to performance and aligning executives’ interests with those of our stockholders. The following table shows the approximate allocation of actual base salary, AIs and RSAs for 2011, 2010, and 2009 (as shown in “—Summary Compensation Table” in this “VII. Executive Compensation”) among fixed, short-term variable and long-term variable compensation for our NEOs:

Executive	Title	Year	Fixed (Base Salary)	Short-Term Variable (AI’s)	Long-Term Variable (RSAs)
W. Benjamin Moreland	President & CEO	2011	13%	18%	69%
		2010	11%	20%	69%
		2009	14%	23%	63%

Jay A. Brown	SVP, CFO & Treasurer	2011	19%	19%	62%
		2010	14%	18%	68%
		2009	17%	20%	63%

James D. Young	SVP & COO	2011	19%	19%	62%
		2010	15%	17%	68%
		2009	16%	19%	65%

E. Blake Hawk	EVP & General Counsel	2011	24%	22%	54%
		2010	18%	18%	64%
		2009	15%	15%	70%

Patrick Slowey[1]	SVP & CCO	2011	20%	30%	50%
		2010	19%	20%	61%

[1]	Mr. Slowey became an NEO in 2010, and, therefore, compensation information is provided for him with respect to 2011 and 2010 only. Mr. Slowey’s Short-Term Variable amount for 2011 includes both the 2011 AI and 2011 Special Bonus (defined below).

The distribution of compensation among the fixed element of base salary (paid in cash) and the variable elements of AIs (paid in cash) and RSAs (paid in equity) is primarily influenced by (1) our objective to utilize a pay-for-performance approach to compensation, which places a majority of each executive’s variable compensation at risk based on the achievement of certain performance objectives, (2) the Competitive Market Analysis and (3) the Committee’s desire to balance short-term and long-term goals.

In prior years, including 2009, we had generally targeted our executives’ base salary at the 50th percentile of market, while short-term incentives and long-term incentives had generally been targeted at the 75th percentile of market, providing executives with the opportunity to earn actual total direct compensation above the 50th percentile of market should our performance meet or exceed predetermined criteria and below the 50th percentile of market should our performance fall short of such criteria. As noted above, beginning in 2010, in lieu of targeting each compensation element at a percentile of market, the Committee began transitioning target total direct compensation for our executives toward the 50th percentile of market (“50th Percentile Target Total Direct Compensation Philosophy”), while continuing to provide our executives with the opportunity to earn actual total direct compensation above the 50th percentile should our performance exceed predetermined criteria and below the 50th percentile of market should our performance fall short of such criteria. The Committee believes that targeting these levels of compensation helps to meet our overall total rewards strategy and executive compensation objectives and supports our long-term success.

Base Salary

Base salary is one of the main components of cash compensation for our executives. We choose to provide base salary compensation because it fits into our overall compensation objectives by providing a base for attracting and retaining executives and establishing a minimum level of compensation upon which our executives may rely. In addition to providing a base salary that is competitive with the market, we target base salary compensation to align each position’s base salary level so that it reflects such position’s scope and level of responsibility. As described above, each year we conduct a Competitive Market Analysis for each executive position, based on the unique responsibilities of each position.

The Committee bases its decisions regarding annual base salary adjustments on multiple factors, including the following:

•	the performance of the executive, including such executive’s contribution, accountability and experience;
•	the annual cost of labor adjustment as provided in various proprietary surveys; and
•	the executive’s existing base salary as compared to the Competitive Market Analysis.

The Committee reviews proposals made by the CEO with regard to base salary adjustments for executives other than himself, and then either approves or amends these base salary adjustments. The Committee independently reviews the performance of the CEO and determines and approves an appropriate base salary.

For 2011, Messrs. Moreland, Brown, Young, Hawk and Slowey received annual increases to their base salaries of 16.7%, 8.1%, 3.0%, 2.4% and 11.0%, respectively. For 2010, Messrs. Young and Hawk received annual increases of 3.0% to their base salaries, and Messrs. Moreland, Brown and Slowey received annual increases to their base salaries of 22.6%, 14.6% and 22.7%, respectively. For 2009, Messrs. Moreland, Brown and Hawk received annual increases of 3.0% to their base salaries, and Mr. Young received an annual increase of 17.7% to his base salary.

Short-Term Incentives

The short-term incentive component of compensation represents a significant portion of the overall cash compensation for our executives. Short-term incentives are a variable element of compensation that are generally directly linked to specific short-term financial, operational and individual performance objectives.

Our short-term incentives are generally “at risk,” meaning they are earned based on meeting certain performance goals, and increase or decrease in value based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following objectives for developing the overall framework of the short-term incentive program. The program should:

•	be performance-based;
•	promote a short-term perspective among executives to complement the long-term perspective promoted by the long-term incentive program, while avoiding excessive risk;
•	be competitive with the market;
•	motivate executives by providing the appropriate rewards for individual and corporate performance based on our goals and objectives;
•	focus business unit executives on maximizing results of their operating segments, while reinforcing the importance of company-wide teamwork;
•	link the financial measures with stockholder expectations; and
•	link the financial and non-financial measures with the individual performance of the executives.

AI Awards

To achieve the foregoing objectives, our short-term incentives for executives are generally comprised of performance-based AI’s paid in accordance with an annually approved Executive Management Team Annual Incentive Plan (“AI Plan”). The AI Plan is a cash based, short-term incentive award program that provides executives with the opportunity to earn an annual cash incentive if certain annual performance goals are achieved. Performance goals are established based on the annual expectations for our business and are meant to be challenging yet achievable. The Compensation Consultant has reviewed the performance goals and has noted that the performance goals represent reasonable growth over both prior year goals and prior year actual results. The performance period covered by the AI Plan is from January 1 to December 31 (“AI Plan Year End”) of the applicable calendar year.

AI Plan Award Opportunity. Under the AI Plan, each executive has minimum, threshold, target and maximum AI award opportunities that are aligned with minimum, threshold, target and maximum performance outcomes for which incremental increases in performance outcomes result in incremental increases in the AI Plan awards.

Each corporate and business unit operating executive (i.e., those with direct profit and loss or overall financial responsibilities) is eligible to earn between 0% and 175% of such executive’s target opportunity under the AI Plan. Each functional executive (i.e., those with indirect profit and loss responsibilities) is eligible to earn between 0% and 150% of such executive’s target opportunity. To mitigate excessive risk, AI awards are capped at the maximum payout opportunity even if actual performance exceeds the maximum performance goal. These percentages were selected by the Committee at the time the plan was designed after consultation with, and a review of information provided by, the Compensation Consultant, were based on relevant market data discussed above and were considered in the review of total compensation previously discussed. The following table lists the 2011 AI award opportunities and actual awards as a percentage of base salary for each of the NEOs.

		Percentage of Base Salary
Name	Title	Minimum	Threshold	Target	Maximum	Actual
W. Benjamin Moreland	President & CEO	0.0%	50.0%	100.0%	175.0%	137.5%
Jay A. Brown	SVP, CFO & Treasurer	0.0%	37.5. %	75.0%	131.25%	100.3%
James D. Young	SVP, COO	0.0%	37.5. %	75.0%	131.25%	96.6%
E. Blake Hawk	EVP & General Counsel	0.0%	37.5%	75.0%	112.5%	90.6%
Patrick Slowey	SVP & CCO	0.0%	32.5%	65.0%	113.75%	98.8%

AI Performance Goals. For 2011, 2010 and 2009, as in other recent years, there were two categories of performance goals under the AI Plan: (1) corporate/business unit performance goals and (2) individual performance goals:

•	Corporate/Business Unit Performance Goals. The 2011, 2010 and 2009 corporate/business unit performance goals for our executive officers included the following:

•	Corporate Adjusted EBITDA[2]
•	Corporate Recurring Cash Flow[3] (“RCF”) per Share
•	Business Unit Net New Sales

For 2010 and 2009, the corporate/business unit performance goals for our executive officers also included the following:

•	Business Unit Adjusted EBITDA
•	Business Unit RCF

All of the performance goals were approved by the Committee. For each executive, one or more financial performance measures with equal or different weightings may be used within this category; the measures and weights assigned to each executive generally reflect those measures with respect to which the executive has the greatest exposure and ability to influence. For 2011, 2010 and 2009, the type and level of corporate/business unit performance goals are primarily based on the Board approved financial budget and the guidance provided to investors for the applicable calendar year, with “target” goals representing the Board approved budget amounts.

[2]	We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.

[3]	We define recurring cash flow as Adjusted EBITDA, less interest expense and less sustaining capital expenditures.

The following table lists the 2011 corporate/business unit performance goals used in connection with determining the NEOs’ 2011 AI awards (with respect to the position held by the NEO as of December 31, 2011).

Corporate/Business Unit Performance Goals					Actual Multiple of Target
	Annual Incentive Financial Performance Zone				Operating Executive	Functional Executive
	Threshold	Target	Maximum	Actual
Corporate Adjusted EBITDA	$1,220,260,000	$1,258,000,000	$1,383,800,000	$1,298,869,602	1.24	1.16
Corporate Recurring Cash Flow per Share	$2.284	$2.430	$2.915	$2.597	1.26	1.17
Business Unit Net New Sales	$15,991,183	$17,767,981	$19,544,779	$25,360,534	1.75	—

•

Individual Performance Goals. Individual performance goals are generally based on the key individual goals approved by the Committee for the CEO and by the CEO for other executive officers, pursuant to our annual performance management system (our system for documenting and measuring the individual performance of our employees on an annual basis). These goals may include additional financial, operational or qualitative measures for a specific executive and are generally based on the prospective business environment considerations for the upcoming year. The minimum, threshold, target and maximum individual performance assessments are based on how well the executive meets the goals established. While the assessment of how well individual performance goals are met is less objective than for the financial measures, the following categories are used to assess individual performance:

•	Exceeds Expectations
•	Meets Plus Expectations[4]
•	Meets Expectations
•	Meets Most Expectations
•	Does Not Meet Expectations

[4]	“Meets Plus Expectations” was added as an individual performance rating commencing in 2011.

The performance goals weightings for each NEO for 2011, 2010 and 2009 (with respect to the position held by the NEO as of December 31 of each such year) were as follows:

					Performance Goal Weightings
Name	Title	Year	Corporate Adjusted EBITDA	Corporate RCF per Share	Business Unit RCF	Business Unit Net New Sales	Individual	Total
W. Benjamin Moreland	President & CEO	2011	40%	35%	—	—	25%[5]	100%
		2010	40%	35%	—	—	25%	100%
		2009	40%	35%	—	—	25%	100%

Jay A. Brown	SVP, CFO & Treasurer	2011	40%	35%	—	—	25%[6]	100%
		2010	40%	35%	—	—	25%	100%
		2009	40%	35%	—	—	25%	100%

James D. Young	SVP & COO	2011	40%	35%		—	25%[7]	100%
		2010	20%	20%	40%	—	20%	100%
		2009	20%	20%	40%	—	20%	100%

E. Blake Hawk	EVP & General Counsel	2011	30%	20%	—	—	50%[8]	100%
		2010	30%	20%	—	—	50%	100%
		2009	30%	20%	—	—	50%	100%

Patrick Slowey[9]	SVP & CCO	2011	20%	20%	—	40%	20%[10]	100%
		2010	20%	20%	—	40%	20%	100%

We believe this approach to determining financial and individual goals provides appropriate balance and oversight to our goal-setting process.

[5]	For Mr. Moreland, the 2011 individual performance goals include (1) ensure balance sheet flexibility is maintained, while optimizing financial outcome for stockholders; (2) maintain succession plans; (3) assess strategic opportunities and communicate and make recommendations to the Board as appropriate; and (4) transition executive target total direct compensation levels toward market median. The Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Moreland’s 2011 individual performance goals.

[6]	For Mr. Brown, the 2011 individual performance goals include (1) ensure timely and accurate compliance with respect to SEC financial reporting and debt reporting requirements; (2) ensure appropriate long-term flexibility of the balance sheet is maintained while optimizing financial outcomes for stockholders; (3) provide internal financial acumen training and development and quarterly reviews of financial results; (4) maintain succession plans; and (5) ensure effective management of investor relations. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Brown’s 2011 individual performance goals.

[7]	For Mr. Young, the 2011 individual performance goals include (1) meet or exceed 2011 business plan budget; (2) manage new business initiatives and opportunities in DAS and rooftop systems; (3) lead effective cross-functional operational relationships to continue to drive consistency and efficiencies; and (4) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Young’s 2011 individual performance goals.

[8]	For Mr. Hawk, the 2011 individual performance goals include (1) continue to ensure timely and accurate compliance with respect to taxes, corporate maintenance and governance, litigation, securitization, employment and regulatory reporting requirements; (2) continue mitigating tax, legal and regulatory exposure through enhanced planning; (3) enhance partnerships among internal customers through proactive education and efficient processes; (4) provide timely and accurate tax, legal and regulatory support to internal customers; and (5) maintain succession plans. Mr. Moreland proposed and the Committee approved a “Meets Plus Expectations” performance rating with respect to Mr. Hawk’s 2011 individual performance goals.

[9]	Mr. Slowey became an NEO in 2010, and, therefore, compensation information is provided for him with respect to 2011 and 2010 only.

[10]	For Mr. Slowey, the 2011 individual performance goals include (1) identify and maximize tower leasing opportunities; (2) enhance internal relationships to identify and execute installation services, new tower builds, new DAS builds and rooftop opportunities; (3) develop and maintain strong customer relationships; (4) continue to refine and improve proprietary leasing demand forecasting model; and (5) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Slowey’s 2011 individual performance goals.

Following Plan Year End, an individual performance rating is (1) determined and approved by the Committee for the CEO and (2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives, based on their performance with respect to the individual performance goals established at the beginning of the year. An individual payout multiple is then determined based on the individual performance ratings alignment with minimum, threshold, target and maximum payout multiples as follows (the Committee and CEO may use positive or negative discretion regarding the exact payout multiples relative to the individual performance ratings):

•

Exceeds Expectations: A corporate and business unit operating executive may earn an individual performance payout multiple of 131% to 175%, and a functional executive may earn a payout multiple of 131% to 150%.

•	Meets Plus Expectations[11]: An executive may earn an individual performance payout multiple of 111% to 130%.

•	Meets Expectations: An executive may earn an individual performance payout multiple of 90% to 110%.

•	Meets Most Expectations: An executive may earn an individual performance payout multiple of 50% to 89%.

•	Does Not Meet Expectations: An executive will not earn an individual performance component of the AI payment with respect to such executive’s AI calculation.

In recent years, including 2011, 2010 and 2009, there were also two performance requirements for an AI Plan award:

•	A minimum financial performance level of 95% of budgeted Corporate Adjusted EBITDA must be achieved for any executive to be eligible for an AI Plan award; and

•

The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“404 Assessment”). Receipt of a 404 Assessment with a material weakness, significant deficiency or other material internal control issues may result in a reduction or elimination of the AI Plan awards for the responsible executives and potentially all of the executives.

For 2011, the NEOs received an AI award based on the following total payout multiples of target, all of which fall within the payout multiple parameters described above:

Name	Title	Corporate/Business Unit Performance Goals	Individual Performance Goals	Total
W. Benjamin Moreland	President & CEO	125%	175%	138%
Jay A. Brown	SVP, CFO & Treasurer	125%	160%	134%
James D. Young	SVP & COO	125%	140%	129%
E. Blake Hawk	EVP & General Counsel	117%	125%	121%
Patrick Slowey	SVP & CCO	150%	160%	152%

Additional details regarding the AI Plan awards for the NEOs are provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2011” in this “VII. Executive Compensation.”

[11]	“Meets Plus Expectations” was added as an individual performance rating commencing in 2011.

Special Discretionary Bonus

For 2011, the Committee awarded Mr. Slowey a special discretionary bonus for significantly exceeding the Business Unit Net New Sales financial performance goal (as described above) (“2011 Special Bonus”). Additional details regarding the 2011 Special Bonus are provided below in the table and related footnotes at “—Summary Compensation Table” in this “VII. Executive Compensation.”

Long-Term Incentives

The objectives of our long-term incentive program are to:

•	align a significant portion of our executives’ compensation to growth in stockholder value;

•	provide a means for our executives to accumulate shares of Common Stock in order to foster an “ownership culture”; and

•	serve as a retention device for our executives.

The long-term incentive component represents the largest portion of the overall value of the total compensation program for our executives. With respect to the 2011, 2010 and 2009 long-term incentives, the Committee, with the assistance of our Compensation Consultant, assessed the current economic climate, executive compensation market data and our business needs and determined that a mix of performance-contingent equity and time vesting equity would be appropriate to meet our executive long-term incentive program objectives. In order to accomplish its overall objectives, the Committee identified the following factors for developing the framework of the long-term incentive program. The program should:

•	balance “at risk” performance-based vesting with the stability of time-based vesting;

•	promote a long-term perspective among executives to complement the short-term perspective promoted by the AI awards;

•	promote an ownership culture by facilitating the accumulation and retention of shares of Common Stock;

•	support the growth in stockholder value;

•	be efficient from a tax and stockholder dilution perspective;

•	serve as a retention device;

•	be cash efficient by emphasizing the use of Common Stock;

•	provide stability to our overall compensation program.

Although our 2004 Plan (approved by our stockholders on May 26, 2004) permits the use of various types of equity compensation vehicles, the Committee believes the use primarily of a mix of performance-contingent vesting and time vesting RSAs best meets the objectives outlined above. The Committee utilizes RSAs in various forms to meet these objectives.

RSAs

There are three general categories of RSAs which the Committee has granted to executives in recent years, including 2011, 2010 and 2009, which generally have the vesting attributes noted below:

•

Annual RSAs (“Annual RSAs”) are generally awarded once per calendar year as part of delivering a competitive total compensation package to executives. The Annual RSAs granted to executives have been comprised of a combination of (1) RSAs that vest upon the satisfaction of certain Common Stock performance criteria for a certain period of time

(“Performance Criteria”) along with potentially a time vesting component (“Performance RSAs”) and (2) RSAs vesting solely pursuant to a time-based vesting criteria (“Time Vested RSAs”). Annual RSAs granted to non-executive employees are typically Time Vested RSAs.

•	New hire RSAs (“New Hire RSAs”) are Time Vested RSAs awarded to certain newly hired executives based on the position and role into which they are hired.

•	Promotion RSAs (“Promotion RSAs”) are Performance RSAs or Time Vested RSAs awarded to certain executives in recognition of a promotion to a new position or role.

Annual RSAs are generally approved by the Committee at the First Regular Committee Meeting of the year. The Committee reviews and approves the executive RSA program summary, which summarizes the parameters of the Annual RSAs, New Hire RSAs and Promotion RSAs for grant to executives in the current fiscal year pursuant to our 2004 Plan.

In addition to the foregoing, other RSAs (“Other RSAs”) may be awarded to certain executives in a given year to meet specific business initiatives or compensation objectives (e.g., retention, merger integration, etc.) or to recognize certain executives for exceptional performance. There were no Other RSAs granted to the NEOs in 2011, 2010 or 2009.

RSA Vesting Parameters.

The following is a description of the vesting parameters that are generally applicable to the various RSAs which have been granted to the NEOs in recent years.

Annual RSAs. To support the pay-for-performance approach and maintain a significant portion of the executives’ compensation at risk, for 2011, 2010 and 2009, the Annual RSAs granted annually to the executives and certain other key employees have been comprised of a combination of Performance RSAs (“2011 Performance RSAs,” “2010 Performance RSAs” and “2009 Performance RSAs,” respectively) and Time Vested RSAs (“2011 Time Vested RSAs,” “2010 Time Vested RSAs” and “2009 Time Vested RSAs,” respectively), with a larger portion of such Annual RSAs being comprised of Performance RSAs. The performance vesting relating to the 2011 Performance RSAs, 2010 Performance RSAs and 2009 Performance RSAs can be met by achieving a time and Performance Criteria.

In the first quarter of 2011, the Committee authorized, as 2011 Annual RSAs, the grant to the NEOs of a combination of (1) 2011 Time Vested RSAs which time vest at 33.33%, 33.33% and 33.34%, respectively, on February 19 of each of the three years following the year of grant (“Three Year Time Vest”) and (2) 2011 Performance RSAs which may performance vest pursuant to a time and Performance Criteria over a three year performance period as further described below. With respect to the 2011 Annual RSAs granted to the NEOs, the grant value mix between 2011 Time Vested RSAs and 2011 Performance RSAs is approximately 35% and 65%, respectively, of the combined total grant value for each NEO (“Grant Value”). In connection with the 2011 Annual RSAs, the Committee authorized the grant of 2011 Time Vested RSAs for approximately 409,867 shares to 473 employees and 2011 Performance RSAs for 402,687 shares12 to 26 employees, including 2011 Time Vested RSAs for 63,188 shares to the NEOs and 2011 Performance RSAs for 193,434 shares12 to the NEOs.

As to the time and Performance Criteria for the 2011 Performance RSAs, a percentage of the 2011 Performance RSAs (from 50% to 150% of the Target Shares (defined below)) may cliff vest on February 19, 2014 (“2011 Performance Period Date”) based upon the highest average closing price per share of Common Stock for 20 consecutive trading days during the last 180 days of the

[12]	The number of shares subject to 2011 Performance RSAs is the maximum number of shares that will vest upon the Maximum Price performance criteria being satisfied.

performance period (“Highest Average Price”) achieving a price appreciation hurdle along a per share price range continuum consisting of a Minimum Price, a Target Price and a Maximum Price. The number of “Target Shares” for each NEO is approximately 65% of the Grant Value for such NEO divided by $41.38 (a Base Price of $45.36, the grant date closing Common Stock price per share, adjusted for an ASC 718 valuation ratio provided by the Compensation Consultant). The “Minimum Shares” represent 50% of the Target Shares, and the “Maximum Shares” represent 150% of the Target Shares. The Minimum Price, Target Price and Maximum Price hurdles were determined by applying a compound annual growth rate (“CAGR”) of 5%, 10% and 15% to the Base Price as follows:

Performance Level	Price Appreciation Hurdle Formula	Price Appreciation Hurdle
Minimum	Base Price ($45.36) x 1.05^3	$52.51
Target	Base Price ($45.36) x 1.10^3	$60.37
Maximum	Base Price ($45.36) x 1.15^3	$68.99

If the Highest Average Price achieved equals the (1) the Minimum Price, (2) the Target Price or (3) the Maximum Price or higher, then the percentage of Target Shares which vests on the 2011 Performance Period Date is 50%, 100% or 150% of the Target Shares, respectively. If the Highest Average Price achieved falls between the Minimum Price, Target Price and Maximum Price, then the percentage of Target Shares which vests is determined in relation to the Minimum, Target and Maximum vesting amounts as follows:

Performance Level Achieved	Price Appreciation Hurdle/Highest Average Price	Percentage of Target Shares Vesting
Minimum Price	$52.51	50%

Minimum Price to Target Price	Between $52.51 and $60.37	Between 50% and 100% (an additional increase of approximately 6.36% for each $1.00 increase in the Highest Average Price above $52.51)

Target Price	$60.37	100%

Target Price to Maximum Price	Between $60.37 and $68.99	Between 100% and 150% (an additional increase of approximately 5.80% for each $1.00 increase in the Highest Average Price above $60.37)

Maximum Price or higher	$68.99 and above	150%

In addition, if the closing share price of the Common Stock is at or above the Minimum Price of $52.51 on the 2011 Performance Period Date and none of the vesting criteria described above has yet been satisfied, then 50% of the Target Shares will vest if and upon the closing share price of the Common Stock being at or above the Minimum Price for a period of 20 consecutive trading days that includes the 2011 Performance Period Date.

In the first quarter of 2010, the Committee authorized the grant to the NEOs of certain 2010 Annual RSAs, which are structurally similar to the 2011 Annual RSAs. The 2010 Annual RSAs are comprised of a combination of (1) 2010 Time Vested RSAs which Three Year Time Vest and (2) 2010 Performance RSAs which may performance vest pursuant to a time and Performance Criteria over a three year performance period as further described below. With respect to the 2010 Annual RSAs granted to the NEOs, the Grant Value mix between 2010 Time Vested RSAs and 2010 Performance RSAs is approximately 35% and 65%, respectively, for each NEO.

In connection with the 2010 Annual RSAs, the Committee authorized the grant of 2010 Time Vested RSAs for approximately 459,789 shares to 442 employees and 2010 Performance RSAs for 508,964 shares13 to 23 employees, including 2010 Time Vested RSAs for 87,366 shares to the NEOs and 2010 Performance RSAs for 275,937 shares13 to the NEOs.

As to the time and Performance Criteria for the 2010 Performance RSAs, a percentage of the 2010 Performance RSAs (from 50% to 200% of the Target Shares (defined below)) may cliff vest on February 19, 2013 (“2010 Performance Period Date”) based upon the Highest Average Price achieving a price appreciation hurdle along a per share price range continuum consisting of a Minimum Price, a Target Price and a Maximum Price. The number of “Target Shares” for each NEO is approximately 65% of the Grant Value for such NEO divided by $45.26 (a Base Price of $38.49, the grant date closing Common Stock price per share, adjusted for an ASC 718 valuation ratio provided by the Compensation Consultant). The “Minimum Shares” represent 50% of the Target Shares, and the “Maximum Shares” represent 200% of the Target Shares. The Minimum Price, Target Price and Maximum Price hurdles were determined by applying a compound annual growth rate (“CAGR”) of 5%, 10% and 20% to the Base Price as follows:

Performance Level	Price Appreciation Hurdle Formula	Price Appreciation Hurdle
Minimum	Base Price ($38.49) x 1.05^3	$44.56
Target	Base Price ($38.49) x 1.10^3	$51.23
Maximum	Base Price ($38.49) x 1.20^3	$66.51

If the Highest Average Price achieved equals the (1) the Minimum Price, (2) the Target Price or (3) the Maximum Price or higher, then the percentage of Target Shares which vests on the 2010 Performance Period Date is 50%, 100% or 200% of the Target Shares, respectively. If the Highest Average Price achieved falls between the Minimum Price, Target Price and Maximum Price, then the percentage of Target Shares which vests is determined in relation to the Minimum, Target and Maximum vesting amounts as follows:

Performance Level Achieved	Price Appreciation Hurdle/Highest Average Price	Percentage of Target Shares Vesting
Minimum Price	$44.56	50%

Minimum Price to Target Price	Between $44.56 and $51.23	Between 50% and 100% (an additional increase of approximately 7.50% for each $1.00 increase in the Highest Average Price above $44.56)

Target Price	$51.23	100%

Target Price to Maximum Price	Between $51.23 and $66.51	Between 100% and 200% (an additional increase of approximately 6.54% for each $1.00 increase in the Highest Average Price above $51.23)

Maximum Price or higher	$66.51 and above	200%

In addition, if the closing share price of the Common Stock is at or above the Minimum Price of $44.56 on the 2010 Performance Period Date and none of the vesting criteria described above has yet been

[13]	The number of shares subject to 2010 Performance RSAs is the maximum number of shares that will vest upon the Maximum Price performance criteria being satisfied.

satisfied, then 50% of the Target Shares will vest if and upon the closing share price of the Common Stock being at or above the Minimum Price for a period of 20 consecutive trading days that includes the 2010 Performance Period Date.

In the first quarter of 2009, the Committee authorized the grant to the NEOs of certain 2009 Annual RSAs, which are structurally similar to the 2011 Annual RSAs and 2010 Annual RSAs. The 2009 Annual RSAs are comprised of a combination of (1) 2009 Time Vested RSAs which Three Year Time Vest and (2) 2009 Performance RSAs which may performance vest pursuant to a time and Performance Criteria over a three year performance period as further described below. With respect to the 2009 Annual RSAs granted to the NEOs, the Grant Value mix between 2009 Time Vested RSAs and 2009 Performance RSAs is approximately 35% and 65%, respectively, for each NEO.

In connection with the 2009 Annual RSAs, the Committee authorized the grant of 2009 Time Vested RSAs for approximately 802,360 shares to 394 employees and 2009 Performance RSAs for 1,425,558 shares14 to 23 employees, including 2009 Time Vested RSAs for 173,814 shares to the NEOs and 2009 Performance RSAs for 778,486 shares14 to the NEOs.

As to the time and Performance Criteria for the 2009 Performance RSAs, a percentage of the 2009 Performance RSAs (from 50% to 200% of the Target Shares) may cliff vest on February 19, 2012 (“2009 Performance Period Date”) based upon the Highest Average Price achieving a price appreciation hurdle along a per share price range continuum consisting of a Minimum Price, a Target Price and a Maximum Price. The number of “Target Shares” for each NEO is approximately 65% of the Grant Value for such NEO divided by $16.59 (a Base Price of $20.00 adjusted for an ASC 718 valuation ratio provided by the Compensation Consultant). The “Minimum Shares” represent 50% of the Target Shares, and the “Maximum Shares” represent 200% of the Target Shares. The Minimum Price, Target Price and Maximum Price hurdles were determined by applying a CAGR of 5%, 12% and 25% to the Base Price15 as follows:

Performance Level	Price Appreciation Hurdle Formula	Price Appreciation Hurdle
Minimum	Base Price ($20.00) x 1.05^3	$23.15
Target	Base Price ($20.00) x 1.12^3	$28.10
Maximum	Base Price ($20.00) x 1.25^3	$39.06

[14]	The number of shares subject to 2009 Performance RSAs is the maximum number of shares that will vest upon the Maximum Price performance criteria being satisfied.

[15]

As noted below (see “—RSA Valuations and Grant Levels”), in determining the grant levels for the 2009 Annual RSAs, the Committee utilized a Common Stock price of $20.00 per share, instead of the grant date closing Common Stock price per share of $15.99, resulting in approximately 20% fewer shares granted for the 2009 Annual RSAs than if the grant date closing price had been used. Achieving a Highest Average Price equal to the Minimum Price, Target Price or Maximum Price would require the Common Stock to achieve a CAGR of approximately 13.13%, 20.68% or 34.68%, respectively, from the grant date closing Common Stock price per share of $15.99.

If the Highest Average Price achieved equals the (1) the Minimum Price, (2) the Target Price or (3) the Maximum Price or higher, then the percentage of Target Shares which vests on the 2009 Performance Period Date is 50%, 100% or 200% of the Target Shares, respectively. If the Highest Average Price achieved falls between the Minimum Price, Target Price and Maximum Price, then the percentage of Target Shares which vests is determined in relation to the Minimum, Target and Maximum vesting amounts as follows:

Performance Level Achieved	Price Appreciation Hurdle/Highest Average Price	Percentage of Target Shares Vesting
Minimum Price	$23.15	50%

Minimum Price to Target Price	Between $23.15 and $28.10	Between 50% and 100% (an additional increase of approximately 10.10% for each $1.00 increase in the Highest Average Price above $23.15)

Target Price	$28.10	100%

Target Price to Maximum Price	Between $28.10 and $39.06	Between 100% and 200% (an additional increase of approximately 9.12% for each $1.00 increase in the Highest Average Price above $28.10)

Maximum Price or higher	$39.06 and above	200%

In addition, if the closing share price of the Common Stock is at or above the Minimum Price of $23.15 on the 2009 Performance Period Date and none of the vesting criteria described above has yet been satisfied, then 50% of the Target Shares will vest if and upon the closing share price of the Common Stock being at or above the Minimum Price for a period of 20 consecutive trading days that includes the 2009 Performance Period Date.

With regard to the 2009 Performance RSAs, the Highest Average Price exceeded the Maximum Price, and as a result the Maximum Shares representing 200% of the Target Shares vested on February 19, 2012.

The levels at which the Common Stock price vesting targets are established for a given year’s Performance RSA grant are generally reviewed and approved at the First Regular Committee Meeting of the grant year. The review generally includes an analysis of (1) historical Common Stock price performance, (2) our financial forecasts and budgets, and (3) performance contingent equity compensation market practices as disclosed in third party market sources, which includes consideration of market and industry trends.

Additional information regarding the Performance RSAs described above is provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2010” in this “VII. Executive Compensation.”

New Hire and Promotion RSAs. As noted above, New Hire RSAs generally are comprised of Time Vested RSAs, while Promotion RSAs may be comprised of Time Vested RSAs or Performance RSAs. In 2010 and 2009, New Hire RSAs and Promotion RSAs with time vesting have typically vested over four years, with the vesting schedule generally being back-end loaded. Beginning in 2011 such time vesting is equally over three years. There were no New Hire RSAs and no Promotion RSAs granted to the NEOs in 2011, 2010 or 2009.

RSA Valuations and Grant Levels. In determining RSA valuations and grant levels for prior years, including 2009, the Committee, with the assistance of the Compensation Consultant, examined the long-term incentive practices at the Peer Group and other companies reviewed in the Competitive Market Analysis to determine the 75th percentile of the market as to long-term incentive values. Using the 75th percentile of market for similar officer positions generally as the midpoint, ranges of RSA multiples of base salary were established for each executive. As noted above, beginning in 2010, the Committee began transitioning toward a 50th Percentile Target Total Direct Compensation Philosophy for our executives. An RSA multiple of base salary, generally based on our overall financial performance for the prior year and each executive’s individual performance and anticipated future role, has then been (1) determined and approved by the Committee for the CEO and (2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives. The fair value of the RSAs as developed by the Compensation Consultant has then been converted into a recommended number of shares to be granted to each executive, typically based on the per share closing price of the Common Stock on the date of grant. The valuation methodology used to value (1) the 2011 Performance RSAs and 2011 Time Vested RSAs, (2) the 2010 Performance RSAs and 2010 Time Vested RSAs, and (3) the 2009 Performance RSAs and 2009 Time Vested RSAs, respectively, is summarized in notes 2 and 12 to our consolidated financial statements in our 2011 Form 10-K, in notes 2 and 12 to our consolidated financial statements in our 2010 Form 10-K, and in notes 2 and 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 (“2009 Form 10-K”). Due to the volatility of the price of our Common Stock around the time of the 2009 equity grants, in determining the grant levels for the Annual RSAs granted in 2009, the Committee utilized a Common Stock price of $20.00 per share, instead of using the closing per share Common Stock price on the grant date, which was $15.99, as had been the practice for several years. Using a Common Stock price of $20.00 instead of the closing common stock price on the grant date of $15.99 resulted in approximately 20% fewer shares granted for the 2009 Annual RSAs.

In addition to considering the valuation of each RSA grant, management and the Committee also consider the overall potential stockholder dilution impact and “burn rate” (i.e., the rate at which awards are granted) of the RSAs to be granted. Each year, the Committee reviews and recommends to the Board for approval a budgeted grant date value of shares that may be used in connection with the grant of RSAs to the executives and our other eligible employees. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such RSAs as compared to independent surveys from third party sources, which may include Towers Watson, ISS Corporate Services or Mercer. The Committee and management use this competitive market data regarding dilution levels and burn rates as an additional gauge in making decisions regarding annual grants of long-term equity compensation.

Our stockholder dilution was approximately 2.9%, 3.1%, and 3.9%, and our burn rate was approximately 0.3%, 0.4%, and 0.8% for the years ended December 31, 2011, 2010, and 2009, respectively. We believe our stockholder dilution and burn rates are competitively low relative to comparable companies based upon the independent surveys identified above.

Stock Options

Neither the Committee nor the Board has granted stock options to purchase shares of Common Stock to employees since 2003, and neither has granted stock options to any executive officers, including the NEOs, since October 2001. Neither the Committee nor the Board currently anticipates granting stock options to executives or other employees for the foreseeable future.

Severance Agreements

The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing severance benefits and non-compete and non-solicitation provisions with each NEO and certain other senior officers (as amended, “Severance Agreements”). We do not currently have employment agreements with any of our executives other than the Severance Agreements.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates employment with good reason (as defined in the Severance Agreement) (collectively a “qualifying termination”). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a change in control (as defined in the Severance Agreements).

We periodically review the level of the officer severance benefits by analyzing our severance benefits as compared to competitive market severance and change-in-control practices as provided in surveys and information from third parties, which may include Towers Watson, Mercer, and ISS Corporate Services. Subsequent Severance Agreements may be different as a result of such reviews.

Details regarding the severance benefits provided under the Severance Agreements and the potential value thereof are provided below at “—Potential Payments Upon Termination of Employment” in this “VII. Executive Compensation.”

Other Benefits and Perquisites

In addition to base pay, short-term incentives, long-term incentives and severance benefits, we provide the other benefits outlined below. We believe these other benefits support our overall attraction and retention objectives.

Retirement Benefits

Our executives are eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including eligibility for (1) a base matching contribution from us (which is subject to the Committee’s discretion) equal to 100% of the first 3% of the executive’s compensation contributed (“Base Match”) and (2) a discretionary annual matching contribution from us (which is also subject to the Committee’s discretion) equal to 100% of the next 3% of the executive’s compensation contributed, subject to IRS limitations (“Discretionary Match”). The value of our Base Match and Discretionary Match contributions for each NEO for the 2011, 2010 and 2009 401(k) Plan years are provided below in the table at “—Summary Compensation Table” in this “VII. Executive Compensation.”

Health and Welfare Benefits

Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, life and disability insurance. The value of the health and welfare benefits paid by us for each NEO in 2011, 2010 and 2009 is provided below in the tables at “—Summary Compensation Table” and “—All Other Compensation Table” in this “VII. Executive Compensation.”

Relocation Benefits

In general, we do not offer our executives significant perquisites, other than relocation assistance (which includes expatriate benefits for international assignments). We generally offer relocation assistance to all of our employees who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee’s position. We have found that relocation assistance can play an important role in attracting qualified new hire candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocation assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house, and temporary living expenses, if needed, for up to 60 days. No relocation benefits were provided to our NEOs in 2011, 2010 or 2009.

Other Matters

Stock Ownership Guidelines

In order to further align the interests of our senior management with those of our stockholders, we have adopted certain stock ownership guidelines designed to support a culture of ownership among the NEOs and certain other senior officers. The Committee believes the maintenance of Common Stock ownership guidelines motivates executives to perform in accordance with the interests of our stockholders. The guideline ownership levels are designed to ensure the executives have a meaningful economic stake in the Common Stock, while satisfying the executives’ need for portfolio diversification.

Our stock ownership guidelines provide that our NEOs should acquire the following specified number of shares of Common Stock, which number does not include unvested performance-based RSAs and unexercised stock options:

Executive	Title	Number of Shares
W. Benjamin Moreland	President & CEO	100,000
Jay A. Brown	SVP, CFO & Treasurer	45,000
James D. Young	SVP & COO	45,000
E. Blake Hawk	EVP & General Counsel	45,000
Patrick Slowey[16]	SVP & CCO	10,000

Current officers have until May 20, 2014 to acquire the applicable number of shares specified by the guidelines. As of the Record Date, each of the NEOs serving at that time held in excess of the number of shares of Common Stock specified by the stock ownership guidelines.

In addition, any new executive officer appointed who reports directly to the CEO shall be subject to stock ownership guidelines relating to 45,000 shares of Common Stock, with such officer having five years from the effective date of his or her appointment to acquire the applicable number of shares.

Accounting and Tax Impacts upon Executive Compensation

For a discussion of the accounting impacts on various elements of long-term incentive compensation, see notes 2 and 12 to our consolidated financial statements in each of our 2011 Form 10-K and 2010 Form 10-K, and notes 2 and 14 in our 2009 Form 10-K.

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (“Code”) generally disallows a public company’s tax deduction for compensation paid to the CEO and the four other most highly compensated officers in excess of $1 million in any taxable year. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are satisfied.

[16]	Mr. Slowey’s Common Stock ownership retention levels are set forth in his Severance Agreement.

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws) that are beyond our control. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by us.

To this end, the AI Plan does not qualify for the Section 162(m) exemption even though it is an annual performance-based cash program primarily because the Committee maintains some level of subjectivity regarding the payout multiple applied to the executive based on the Committee’s assessment of the executive’s individual performance.

All compensation attributable to the vesting of Performance RSAs during 2011 satisfied the requirements for deductibility under Section 162(m). For 2011, the portion of combined base salary, AI award, and vesting of Time Vested RSAs in excess of $1 million for Messrs. Moreland, Brown, Young, Hawk and Slowey does not qualify as performance-based compensation under Section 162(m) and is not deductible by us.

Compensation Committee 2011 Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board.

Lee W. Hogan (Chair)

Ari Q. Fitzgerald

Robert E. Garrison II

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation of the NEOs for 2011, 2010 and 2009. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary ($)(a)	Bonus (b)	Stock Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)(e)	Total ($)
W. Benjamin Moreland	2011	$680,769	$—	$3,681,206	$962,790	$28,946	$5,353,711
President & CEO	2010	578,702	—	3,603,928	1,012,500	27,797	5,222,927
	2009	504,779	—	2,346,866	842,141	26,705	3,720,491

Jay A. Brown	2011	421,137	—	1,390,984	428,732	28,862	2,269,715
SVP, CFO & Treasurer	2010	385,719	—	1,840,626	467,069	27,657	2,721,071
	2009	356,002	—	1,310,328	420,530	26,602	2,113,462

James D. Young	2011	422,600	—	1,383,498	410,503	28,864	2,245,465
SVP & COO	2010	410,291	—	1,838,086	444,006	27,674	2,720,057
	2009	402,096	—	1,601,296	456,666	26,635	2,486,693

E. Blake Hawk	2011	398,252	—	881,581	362,487	19,888	1,662,208
EVP & General Counsel	2010	388,583	—	1,369,200	395,657	19,468	2,172,908
	2009	391,432	—	1,819,889	374,648	22,340	2,608,309

Patrick Slowey (f)	2011	339,124	178,000	865,783	341,673	28,774	1,753,354
SVP & CCO Officer	2010	300,306	—	966,368	321,350	27,579	1,615,603

(a)	Represents the dollar value of base salary earned by the NEO during the applicable fiscal year. For fiscal year 2009 there were 27 pay periods as compared to 26 pay periods for fiscal years 2011 and 2010. In the first quarter 2011, the NEOs received annual increases to their base salaries ranging from 2.4% to 16.7%. In the first quarter of 2010, the NEOs received annual increases to their base salaries ranging from 3.0% to 22.7%. In the first quarter of 2009, the NEOs received annual increases to their base salaries ranging from 3.0% to 17.7%.

(b)	Represents the 2011 Special Bonus (as defined above at “–CD&A–Elements of Executive Compensation and Benefits–Short-Term Incentives” in this “VII. Executive Compensation”) paid to Mr. Slowey for significantly exceeding the Business Unit Net New Sales financial performance goal in 2011. No other NEO received a discretionary bonus.

(c)	Represents the aggregate grant date fair value of stock awards granted to each NEO in the applicable fiscal year, calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). A description of the vesting parameters that are generally applicable to these various RSAs is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation” and below at “–Grants of Plan-Based Awards in 2011” and “–Outstanding Equity Awards at 2011 Fiscal Year-End” in this “VII. Executive Compensation.”

(d)	Represents the value of the AI awards earned by the NEOs for meeting financial performance and individual performance objectives in the applicable fiscal year under the applicable AI Plan. These AI awards are paid in cash. Additional details regarding the range of the executives’ AI award opportunities are disclosed above at “–CD&A–Elements of Executive Compensation and Benefits–Short-Term Incentives” and below in the table and related footnotes at “–Grants of Plan-Based Awards in 2011” in this “VII. Executive Compensation.”

(e)	Represents the aggregate value of all other compensation for the applicable fiscal year not otherwise reported in any other column of the Summary Compensation Table. This amount includes our matching contributions to the executives under the 401(k) Plan and the dollar value of the portion of the health and welfare benefits and insurance premiums paid by us for the NEO relating to the applicable fiscal year. Additional details regarding these amounts are provided in the table below at “–All Other Compensation Table” and the footnotes thereto in this “VII. Executive Compensation.”

(f)	Mr. Slowey became an NEO in 2010, and, therefore, compensation information is provided for him with respect to 2011 and 2010 only.

All Other Compensation Table

The following table and the footnotes thereto describe the components of the “All Other Compensation” column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans($)(a)	Insurance Premiums($)(b)	All Other Compensation($)(c)
W. Benjamin Moreland	2011	$14,700	$14,246	$28,946
	2010	14,700	13,097	27,797
	2009	14,700	12,005	26,705

Jay A. Brown	2011	14,700	14,162	28,862
	2010	14,700	12,957	27,657
	2009	14,700	11,902	26,602

James D. Young	2011	14,700	14,164	28,864
	2010	14,700	12,974	27,674
	2009	14,700	11,935	26,635

E. Blake Hawk	2011	14,700	5,188	19,888
	2010	14,700	4,768	19,468
	2009	14,700	7,640	22,340

Patrick Slowey (d)	2011	14,700	14,074	28,774
	2010	14,700	12,879	27,579

(a)	Represents our Base Match and Discretionary Match contributions made to the NEOs under the 401(k) Plan relating to the applicable fiscal year.

(b)	Represents the portion of the NEO’s health and welfare insurance premiums paid by us for the applicable fiscal year. The health and welfare benefits for which a portion of these premiums were paid included the following:

•	Medical and vision insurance

•	Dental insurance

•	Basic life insurance

•	Short-term disability insurance

•	Long-term disability insurance

(c)	Represents the aggregate value of all other compensation elements for the applicable fiscal year, which is included above in the “All Other Compensation” column of the table under “–Summary Compensation Table” in this “VII. Executive Compensation.”

(d)	Mr. Slowey became an NEO in 2010, and, therefore, compensation information is provided for him with respect to 2011 and 2010 only.

Grants of Plan-Based Awards in 2011

The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2011:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards (#)(c)	Grant Date Fair Value of Stock and Option Awards($)(d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Benjamin Moreland	—	$350,000	$700,000	$1,225,000	—	—	—	—	$—
	02/10/11	—	—	—	—	—	—	28,356	1,286,228
	02/10/11	—	—	—	28,935	57,871	86,806	—	2,394,978

Jay A. Brown	—	160,224	320,448	560,784	—	—	—	—	—
	02/10/11	—	—	—	—	—	—	10,715	486,032
	02/10/11	—	—	—	10,933	21,867	32,800	—	904,952

James D. Young	—	159,368	318,735	557,786	—	—	—	—	—
	02/10/11	—	—	—	—	—	—	10,657	483,402
	02/10/11	—	—	—	10,875	21,749	32,624	—	900,096

E. Blake Hawk	—	150,012	300,025	450,037	—	—	—	—	—
	02/10/11	—	—	—	—	—	—	6,791	308,040
	02/10/11	—	—	—	6,929	13,859	20,788	—	573,541

Patrick Slowey	—	112,362	224,723	393,266	—	—	—	—	—
	02/10/11	—	—	—	—	—	—	6,669	302,506
	02/10/11	—	—	—	6,805	13,611	20,416	—	563,277

(a)	Represents the estimated payouts that the NEOs could earn under the 2011 AI Plan as described in the CD&A above. The AI opportunities for each NEO, calculated as a percentage of the NEO’s base salary, are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Short Term Incentives–AI Plan Award Opportunity.” The actual AI awards paid to each NEO under the AI Plan are disclosed above in the “Non-Equity Incentive Plan Compensation” column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(b)	The grant listed for each NEO represents the 2011 Performance RSAs granted in the first quarter of 2011. Such grants were made pursuant to the 2004 Plan. Details regarding vesting parameters generally applicable to these RSAs are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.” The aggregate compensation cost calculated in accordance with GAAP for 2011 for the 2011 Performance RSAs granted to the NEOs is included above in the Stock Awards column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(c)	The grant listed for each NEO represents the 2011 Time Vested RSAs granted in the first quarter of 2011. All such grants were made pursuant to the 2004 Plan. Details regarding vesting parameters generally applicable to these RSAs are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.” The aggregate compensation cost calculated in accordance with GAAP for 2011 for the 2011 Time Vested RSAs granted to the NEOs is included above in the Stock Awards column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(d)	Represents the grant date fair value of the 2011 Performance RSAs and 2011 Time Vested RSAs granted to the NEOs in 2011 calculated in accordance with GAAP, the aggregate of which is included above in the Stock Awards column of the table at “Summary Compensation Table” in this “VII. Executive Compensation.” Generally, the grant date fair value is the amount we would expense in our financial statements over the RSA’s vesting schedule. For information on the valuation assumptions, see notes 2 and 12 to the consolidated financial statements in our 2011 Form 10-K. A description of the vesting parameters that are generally applicable to the 2011 Performance RSAs and 2011 Time Vested RSAs granted to the NEOs as a component of long-term equity-based compensation is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.”

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table and footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2011 for each NEO. As of December 31, 2011, none of the NEOs had any outstanding exercisable or unexercisable stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)	Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)
W. Benjamin Moreland	17,124	$767,155	—	—
	—	—	230,082	$10,307,674	(e)
	21,824	977,715	—	—
	—	—	103,393	4,632,006	(e)
	28,356	1,270,349	—	—
	—	—	86,806	3,888,909	(e)

Jay A. Brown	9,561	428,333	—	—
	—	—	128,462	5,755,098	(e)
	11,146	499,341	—	—
	—	—	52,806	2,365,709	(e)
	10,715	480,032	—	—
	—	—	32,800	1,469,440	(e)

James D. Young	11,684	523,443	—	—
	—	—	156,988	7,033,062	(e)
	11,131	498,669	—	—
	—	—	52,733	2,362,438	(e)
	10,657	477,434	—	—
	—	—	32,624	1,461,555	(e)

E. Blake Hawk	13,279	594,899	—	—
	—	—	178,418	7,993,126	(e)
	8,292	371,482	—	—
	—	—	39,281	1,759,789	(e)
	6,791	304,237	—	—
	—	—	20,788	931,302	(e)

Patrick Slowey	6,292	281,882	—	—
	—	—	84,536	3,787,213	(e)
	5,852	262,170	—	—
	—	—	27,724	1,242,035	(e)
	6,669	298,771	—	—
	—	—	20,416	914,637	(e)

(a)	Represents the outstanding and unvested portion of certain Time Vested RSA grants. The three grants listed for each NEO represent the 2009 Time Vested RSAs, 2010 Time Vested RSAs and 2011 Time Vested RSAs, respectively.

(b)	Represents the market value of the outstanding RSAs described in footnote (a) above that have not yet vested, based on the closing Common Stock price as of December 31, 2011 of $44.80 per share.

(c)	Represents outstanding and unvested portion of certain Performance RSAs. The three grants listed for each NEO represent the 2009 Performance RSAs, 2010 Performance RSAs and 2011 Performance RSAs, respectively. Details of the vesting parameters that are generally applicable to these RSAs are discussed above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.”

(d)	Represents the market value of the outstanding Performance RSAs described in footnote (c) above that have not yet vested, based on the closing Common Stock price as of December 31, 2011 of $44.80 per share.

(e)	Represents the maximum number of shares that may be earned under the 2009 Performance RSAs, 2010 Performance RSAs and 2011 Performance RSAs, respectively, if the Highest Average Price achieved is $39.06 or above for the 2009 Performance RSAs, $66.51 or above for the 2010 Performance RSAs and $68.99 or above for the 2011 Performance RSAs.

Option Exercises and Stock Vested in 2011

The following table provides the amount realized during 2011 by each NEO upon the exercise of options and upon the vesting of RSAs. No options were exercised by any of the NEOs in 2011.

	Stock Awards(a)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Benjamin Moreland	182,658	$7,961,636
Jay A. Brown	87,990	3,847,707
James D. Young	104,914	4,565,927
E. Blake Hawk	90,442	3,935,769
Patrick Slowey	53,194	2,314,181

(a)	For Messrs. Moreland, Young, Hawk and Slowey, the amounts shown include the remaining 67% of the 2007 Performance RSA grant, which vested during 2011 for achieving the per share price performance hurdle of $41.40 for 20 consecutive trading days (38,606 shares, 29,899 shares, 26,134 shares and 16,101 shares, respectively). For Mr. Brown, the amount shown includes the remaining 40% of the 2007 Time Vest RSA Grant (4,940 shares). For Messrs. Moreland, Brown, Young, Hawk and Slowey, the amounts shown include (1) 100% of the 2008 Performance RSA grant, which vested during 2011 for achieving the per share price performance hurdle of $41.50 for 20 consecutive trading days (63,802 shares, 29,700 shares, 57,766 shares, 46,884 shares, and 27,876 shares, respectively), (2) 33% of the 2009 Time Vested RSA grant, which vested during 2011 (17,124 shares, 5,573 shares, 11,684 shares, 13,279 shares, and 6,291 shares, respectively), and (3) 33% of the 2010 Time Vested RSA grant, which vested during 2011 (10,912 shares, 9,561 shares, 5,565 shares, 4,145 shares, and 2,926 shares, respectively). For Messrs. Moreland and Brown, the amount shown includes 100% of the 2008 Promotion RSA grant, which vested during 2011 for achieving the per share price performance hurdle of $41.50 for 20 consecutive trading days (52,214 shares and 38,216 shares, respectively).

Potential Payments Upon Termination of Employment

•	Severance Agreements. We have entered into Severance Agreements containing non-compete and non-solicitation provisions with each NEO.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer’s employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the officer’s employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below). Upon a Qualifying Termination that does not occur during a change in control period, the executive officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by two (for Messrs. Moreland and Hawk) or one (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination;

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either two years (for Messrs. Moreland and Hawk) or one year (for all other NEOs covered by a Severance Agreement);

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•

with respect to any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the officer, either (1) immediate vesting (for Messrs. Moreland and Hawk)[17] or (2) continued vesting for two years after termination (for all other NEOs covered by a Severance Agreement).

In connection with a Qualifying Termination Upon Change in Control, the officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by three (for Messrs. Moreland and Hawk) or two (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination,

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either three years (for Messrs. Moreland and Hawk) or two years (for all other NEOs covered by a Severance Agreement);

[17]	In lieu of immediate vesting, the 2009, 2010 and 2011 Performance RSAs continue to vest pursuant to the performance criteria for such RSAs.

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•	immediate vesting of any outstanding RSAs[18] and stock options (which remain exercisable for two years following employment or service as a director, if applicable), held by the officer.

Each of the Severance Agreements also has provisions that generally prohibit the officer, for a period of 12 months following the termination of such officer’s employment with us, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with us or our affiliates in the United States or Australia and (2) soliciting our employees and our affiliates. The following table and footnotes thereto summarize the alternative termination benefits that would be payable under different termination scenarios in accordance with each NEO’s Severance Agreement. The information provided assumes the NEO’s termination occurred as of December 31, 2011.

Name	Termination Type(a)	Severance Amount($)(b)	Early or Continued Vesting of Restricted Stock($)(c)	Other($)(d)	Estimated Tax Gross Up($)(e)	Alternative Total Employment Termination Benefits($)(f)
W. Benjamin Moreland	Qualifying Upon Change in Control	$3,675,000	$18,231,631	$571,633	$—	$22,478,264
	Qualifying	2,450,000	13,322,893	558,539	—	16,331,432
	Non-Qualifying	—	—	—	—	—
Jay A. Brown	Qualifying Upon Change in Control	1,409,971	9,325,333	311,260		11,046,564
	Qualifying	704,986	7,162,803	298,166	—	8,165,955
	Non-Qualifying	—	—	—	—	—
James D. Young	Qualifying Upon Change in Control	1,317,438	10,688,246	267,278	—	12,272,962
	Qualifying	658,719	8,532,608	254,183	—	9,445,510
	Non-Qualifying	—	—	—	—	—
E. Blake Hawk	Qualifying Upon Change in Control	2,100,173	10,764,538	319,811	—	13,184,522
	Qualifying	1,400,116	9,263,744	315,665	—	10,979,525
	Non-Qualifying	—	—	—	—	—
Patrick Slowey	Qualifying Upon Change in Control	1,071,757	5,860,841	223,689	—	7,156,287
	Qualifying	535,878	4,630,035	210,595	—	5,376,508
	Non-Qualifying	—	—	—	—	—

(a)	Represents the various employment termination scenarios as defined in the NEO’s Severance Agreements. Generally, each of the scenarios can be described as follows:

•

A “Qualifying Termination” occurs upon (1) our termination of the executive’s employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive’s termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).

•	A “Non-Qualifying Termination” occurs upon any termination of the executive’s employment with us other than a Qualifying Termination.

•	A “Qualifying Termination Upon Change in Control” occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).

(b)	Represents the lump sum payment equal to the sum of the NEO’s base salary and annual incentive multiplied by three and two for Messrs. Moreland and Hawk, and two and one for Messrs. Brown, Young and Slowey for a Qualifying Termination Upon Change in Control and Qualifying Termination, respectively. For Messrs. Moreland and Hawk, annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary.

[18]	The 2009, 2010 and 2011 Performance RSAs vest immediately with respect to the Target Shares and continue to vest pursuant to the performance criteria with respect to the remaining shares.

(c)	Represents the value of accelerating the vesting of the outstanding unvested RSAs as of December 31, 2011 (calculated as the number of accelerated RSAs multiplied by $44.80, the closing price per share of our Common Stock on December 31, 2011). In connection with a Qualifying Termination Upon Change in Control, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the NEO immediately vest, provided that the 2009 Performance RSAs, 2010 Performance RSAs and 2011 Performance RSAs vest immediately with respect to the Target Shares held by the NEOs and continue to vest pursuant to the performance criteria with respect to the remaining 2009 Performance RSA shares, 2010 Performance RSA shares and 2011 Performance RSAs shares. Upon a Qualifying Termination that does not occur during a change in control period, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) either (1) immediately vest for Messrs. Moreland and Hawk, provided that the 2009 Performance RSAs, 2010 Performance RSAs and 2011 Performance RSAs continue to vest pursuant to the performance criteria for such RSAs or (2) continue to vest for two years after termination for Messrs. Brown, Young and Slowey.

(d)	Other termination benefits represent the following items:

•

A prorated cash amount equal to the officer’s annual incentive for the year of termination. For Messrs. Moreland and Hawk, annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary. The payment of a cash amount equal to the NEO’s prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario since termination is assumed to occur as of December 31, 2011, and any prior year actual annual incentives relating to 2009 would have already been paid.

•	An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.

•

An estimate of our 401(k) Plan matching contributions for continued participation in the 401(k) Plan for 2011, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2011, this amount includes our Discretionary Match contribution for 2011, which is $7,350 since each of the NEOs achieved the level of contribution necessary for 2011 to be eligible for the 3% Discretionary Match.

(e)	In accordance with the NEOs’ Severance Agreements, we will provide a tax assistance payment to cover any excise tax imposed under Code Section 4999. There should be no excise tax imposed on any of the NEOs as the parachute amount is less than the IRC Section 280G parameters of three times the base amount.

(f)	Represents an estimate of the alternative total potential payments upon termination of employment that would be paid to or accrued for each NEO assuming the NEO’s employment terminated under different scenarios as of December 31, 2011.

VIII.    AUDIT COMMITTEE MATTERS

The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp.

The Audit Committee has adopted certain procedures under which audit and non-audit services to be rendered by our independent registered public accountants are pre-approved. Such procedures provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chairman of the Audit Committee, if available) is authorized to pre-approve fees presented by an officer relating to audit and permitted non-audit related engagements of our independent registered public accountants, up to an aggregate of $100,000 of such fees not previously approved or ratified by the Audit Committee; provided, however, that any fees so approved regarding engagements or services relating to our securities offerings are not subject to or included in the calculation of such $100,000 limit. At each regularly scheduled meeting of the Audit Committee, our officers present to the Audit Committee a schedule detailing any fees and engagements approved pursuant to the foregoing procedures by a member of the Audit Committee since the last regularly scheduled meeting of the Audit Committee.

No services were provided by the independent registered public accountants in 2010 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee 2011 Report

To our Stockholders:

Management of Crown Castle International Corp. (“CCIC”) has the primary responsibility for preparing CCIC’s financial statements and implementing CCIC’s reporting process, including CCIC’s system of internal controls. The Company’s independent registered public accountants are responsible for expressing an opinion on (1) the conformity of CCIC’s audited financial statements with accounting principles generally accepted in the United States and (2) the effectiveness of internal control over financial reporting. On behalf of the Board, the Audit Committee, among other functions, performs an oversight role relating to CCIC’s financial statements and accounting practices, systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal audit function.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed with CCIC’s management the audited financial statements as of and for the year ended December 31, 2011.

•

The Audit Committee has discussed with PwC the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

•

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

•

Based on its review of CCIC’s audited financial statements and the discussions with management and PwC referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in CCIC’s Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted by the Audit Committee of the Board of Directors of CCIC.

AUDIT COMMITTEE

Robert E. Garrison II (Chair)

Lee W. Hogan

Robert F. McKenzie

IX.    OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and our other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during the 2011 fiscal year, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them, except that Mr. Brown filed two late reports with respect to one transaction each.

Stockholder Recommendation of Director Candidates

Stockholders may recommend potential candidates for consideration by the NCG Committee by sending a written request to our Corporate Secretary. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NCG Committee from time to time. As and if determined by the NCG Committee, potential candidates must also make themselves available to be interviewed by the NCG Committee, the Board and members of our executive management.

The NCG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NCG Committee’s conclusions regarding such evaluation.

Stockholder Nominations and Proposals for 2013 Annual Meeting

Stockholders wishing to have a proposal included in the Board’s 2013 proxy statement must submit the proposal so that our Corporate Secretary receives it at our principal executive offices no later than December 10, 2012. If the date of the 2013 Annual Meeting is changed by more than 30 days from the date of the 2012 Annual Meeting, the deadline for submitting proposals to be included in the Board’s 2013 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2013 Annual Meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2013 Annual Meeting provided such nominations and proposals are in accordance with our bylaws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2013 Annual Meeting must be received not less than 90 days (February 23, 2013) nor more than 120 days (January 24, 2013) before May 24, 2013 (the first anniversary date of the 2012 Annual Meeting) at our principal executive offices, Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, TX 77057, Attn: Corporate Secretary. If the 2013 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2012 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2013 Annual Meeting and not later than the later of the 90th day prior to the 2013 Annual Meeting or the 10th day following the announcement of the change in the 2013 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable bylaw provision may be obtained, without charge, upon written request to our Corporate Secretary.

If the date of the 2013 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2012 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board’s 2013 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to, and obtaining voting instructions from, beneficial owners of our stock.

Available Information

We maintain an Internet website at www.crowncastle.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee, together with certain other corporate governance materials, including our Financial Code of Ethics, Corporate Governance Guidelines and Business Practices and Ethics Policy, can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2011 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the investor relations section of our Internet website at http://www.crowncastle.com/investor/10K/CrownCastle2011-10k.pdf. A request for a copy of such report should be directed to Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, Attention: Corporate Secretary. A copy of any exhibit to the 2011 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary.

Householding of Proxy Materials

In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Proxy Materials Notice, 2011 Form 10-K or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Proxy Materials Notice, 2011 Form 10-K or other proxy materials sent to you, or if you would like to revoke your consent to the householding of documents in the future, please call 1-800-542-1061 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Stockholder Communications

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management Directors or to any Director in particular, to: Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, Attn: Corporate Secretary.

Appendix A

Independence Categorical Standards

(October 16, 2008)

The board of directors (“Board”) of Crown Castle International Corp. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”. Each of the relationships described below is not a “material relationship” by itself and therefore will not prevent a Director from being “independent”:

•

Certain Relationships. Directorship more than three years after: (i) the Director was employed by the Company; (ii) an immediate family member of the Director (“Family Member”) was employed by the Company as an executive officer; (iii) the Director or a Family Member (in a professional capacity) was a partner with or employed by the Company’s internal or external auditor (“Auditor”) and personally worked on the Company’s audit; or (iv) a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•

Current Employment. A Family Member (i) is employed by the Company in a non-officer position or (ii) is employed by, but is not a partner with, the Auditor and does not personally work on the Company’s audit.

•

Compensation. A Director or a Family Member receives or has received less than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

Business Relationships. A Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, does not exceed the greater of (a) $1 million, or (b) two percent (2%) of such other company’s consolidated gross revenues.

•

Indebtedness. A Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•

Charitable Contributions. A Director is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the Company’s contributions in any single fiscal year to the organization does not exceed the greater of (a) $500,000, or (b) one percent (1%) of that organization’s total annual receipts.

•	Stock Ownership. Direct or indirect ownership by a Director of a significant amount of Company stock (including securities convertible into Company stock).

An “immediate family member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

If a Director has a significant relationship with the Company that is not described above, or is outside of the parameters above, and the Board determines that the Director is “independent”, the Board will disclose the basis for such determination in the Company’s annual proxy statement. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

A-1

Crown Castle International Corp. 1220 Augusta Drive, Suite 500 Houston, TX 77057	Notice of Annual Meeting of Stockholders May 24, 2012 and Proxy Statement

1220 AUGUSTA DRIVE HOUSTON, TX 77057

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Crown Castle International Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45189-P24917-Z57481                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROWN CASTLE INTERNATIONAL CORP.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Class II Directors
Nominees:
01) Cindy Christy
02) Ari Q. Fitzgerald
03) Robert E. Garrison II
04) John P. Kelly
The Board of Directors recommends you vote FOR proposals 2 and 3:							For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2012.						☐	☐	☐
3.	The non-binding, advisory vote regarding the compensation of the Company’s named executive officers.						☐	☐	☐
4.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
For address changes/comments, mark here. (see reverse for instructions)			Yes	No	☐
Please indicate if you plan to attend this meeting.			☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor,administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M45190-P24917-Z57481

CROWN CASTLE INTERNATIONAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 24, 2012

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The stockholder(s) hereby appoint(s) W. Benjamin Moreland and Donald J. Reid, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Crown Castle International Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Central Time on May 24, 2012 at the Company’s corporate office at 1220 Augusta Drive, Suite 500, Houston, TX 77057, and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side